UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Soliciting Material under §240.14a-12
CAMP4 THERAPEUTICS CORPORATION
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than Registrant)
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 CAMP4 THERAPEUTICS CORPORATION
One Kendall Square
Building 1400 West, 3rd Floor
Cambridge, MA 02139
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 10, 2026
Dear Stockholders:
We are pleased to notify you that we will hold the 2026 annual meeting of the stockholders (the “Annual Meeting”) of CAMP4 Therapeutics Corporation (“CAMP4”, “we”, “us”, or “our”) via live webcast on June 10, 2026, at 11:00 a.m. Eastern Daylight Time in a virtual meeting format at www.virtualshareholdermeeting.com/CAMP2026 for the following purposes:
1.To elect Steven Holtzman, Murray Stewart, DM FRCP, and Richard Young, PhD, as our Class II directors, each to serve for a three-year term until the 2029 annual meeting of our stockholders, and until his successor shall have been duly elected and qualified;
2.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026;
3.To approve an amendment to the CAMP4 Therapeutics Corporation 2024 Equity Incentive Plan; and
4.To transact such other business as may properly come before the Annual Meeting or any continuations, adjournments and postponements thereof.
Our Board of Directors has established the close of business on April 13, 2026 as the record date for the Annual Meeting. This means that you are entitled to vote at the Annual Meeting (by remote communication or by proxy) if our stock records show that you owned our common stock at that time.
Whether you plan to attend the Annual Meeting or not, it is important that you cast your vote either by remote communication at the virtual meeting or by proxy in advance of the meeting. You may vote over the Internet, telephone or by mail. You are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the Annual Meeting, whether or not you can attend the virtual meeting. You will need the 16-digit control number included with the Notice of Internet Availability of Proxy Materials (the “Notice”), on your proxy card, or the instructions that accompany your proxy materials to participate in the Annual Meeting virtually via the Internet.
Thank you for your continued support of CAMP4. We look forward to seeing you at the Annual Meeting.

By Order of the Board of Directors,
Josh Mandel-Brehm
Chief Executive Officer and Director
April 23, 2026
Cambridge, Massachusetts
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 10, 2026: Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to make our proxy materials available to all of our stockholders over the Internet. We will be able to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about April 23, 2026, we will commence sending to our stockholders the Notice containing instructions to stockholders on how to access our proxy statement for the Annual Meeting and our 2025 Annual Report on Form 10-K filed with the SEC on March 5, 2026. The Notice will also provide instructions on how to vote online or by phone and includes instructions on how to receive a paper copy of the proxy materials by mail.
Virtual Meeting Format: The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. This means that you will be able to attend the Annual Meeting online, vote your shares and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CAMP2026. Details regarding how to attend the Annual Meeting online are more fully described in the Notice and this proxy statement.

 CAMP4 THERAPEUTICS CORPORATION
One Kendall Square
Building 1400 West, 3rd Floor
Cambridge, MA 02139
PROXY STATEMENT FOR 2026 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 10, 2026
The Board of Directors (our “Board”) of CAMP4 THERAPEUTICS CORPORATION (“we,” “us,” “our,” the “Company,” or “CAMP4”) is soliciting proxies from stockholders for its use at the 2026 annual meeting of our stockholders (the “Annual Meeting”) and at any continuation, postponement or adjournment of that meeting. The Annual Meeting is scheduled to be held on June 10, 2026, at 11:00 a.m. Eastern Daylight Time in a virtual meeting format at www.virtualshareholdermeeting.com/CAMP2026. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. Further information about how to attend the Annual Meeting online is included in this proxy statement.
All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the shares represented by the proxies will be voted in accordance with the recommendation of our Board with respect to each of the matters set forth in the accompanying Notice of Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is exercised at the Annual Meeting by following the instructions set forth in this proxy statement.
On or about April 23, 2026, we will commence sending the Important Notice Regarding the Availability of Proxy Materials (the “Notice”) to all stockholders entitled to vote at the Annual Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
This proxy statement and our 2025 Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2026 (the “Annual Report on Form 10-K”), which includes our audited financial statements, are available for viewing, printing and downloading at www.proxyvote.com. On this website, you can also elect to receive distributions of our proxy statements and annual reports to stockholders for future annual meetings by electronic delivery. For specific instructions on making such an election, please refer to the instructions on your proxy card or voting instruction form.
Additionally, you can find a copy of our Annual Report on Form 10-K on the website of the SEC at www.sec.gov, or in the “Financials” tab of the “Investors” section of our website at www.camp4tx.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address or other links provided in this proxy statement are inactive textual references only. You may also obtain a printed copy of our Annual Report on Form 10-K free of charge, including our financial statements, by following the instructions included on the Notice or by sending a written request to: CAMP4 Therapeutics Corporation, One Kendall Square, Building 1400 West, 3rd Floor, Cambridge, MA 02139, Attention: Secretary.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Purposes of the Meeting
The purposes of the Annual Meeting are:
1.To elect Steven Holtzman, Murray Stewart, DM FRCP, and Richard Young, PhD, as our Class II directors, each to serve for a three-year term until the 2029 annual meeting of our stockholders, and until his successor shall have been duly elected and qualified;
2.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026;
3.To approve an amendment to the CAMP4 Therapeutics Corporation 2024 Equity Incentive Plan; and
4.To transact such other business as may properly come before the Annual Meeting or any continuations, adjournments and postponements thereof.
Stockholders Entitled to Vote at the Meeting
Our Board has established the close of business on April 13, 2026 as the “record date” for the Annual Meeting. This means that you are entitled to vote at the Annual Meeting (and any adjournments or postponements thereof) if our records show that you owned our common stock at that time. As of the record date, 51,925,800 shares of our common stock were outstanding. Each outstanding share of common stock as of the record date is entitled to one vote on each matter properly to come before the Annual Meeting and can be voted only if the record owner of that share, determined as of the record date, is present by remote communication at the meeting or represented by a properly submitted proxy. A list of stockholders entitled to vote at the Annual Meeting will be available for stockholder inspection at the headquarters of the Company, One Kendall Square, Building 1400 West, 3rd Floor, Cambridge, MA 02139, during ordinary business hours, for a period of 10 days prior to the Annual Meeting.
Voting Shares That You Hold In Your Name
If you are a stockholder of record and your shares are registered directly in your name, you may:
•VOTE BY INTERNET – www.proxyvote.com. Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on June 9, 2026. Have the Notice or your proxy card in hand when you access the website. Follow the steps outlined on the secured website.
•VOTE BY MAIL – If you requested and received a proxy card by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we will provide or mail it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received by June 9, 2026.
•VOTE BY PHONE – Use a touch tone phone by calling the toll-free number 1-800-690-6903 to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on June 9, 2026. Have the Notice or your proxy card in hand when you access the phone number. Follow the steps outlined on the phone line.
•VOTE BY REMOTE COMMUNICATION AT THE VIRTUAL MEETING – See “Attending the Annual Meeting” below.
Virtual Meeting
The Annual Meeting will be a completely virtual meeting conducted via live webcast. To participate in the Annual Meeting virtually via the Internet, please visit www.virtualshareholdermeeting.com/CAMP2026. You will need the 16-digit control number included on your Notice, your proxy card or the instructions that accompanied your proxy materials.

If you are a beneficial holder, instructions should also be provided on the voting instruction card provided by your bank or brokerage firm. If you do not have your 16-digit control number and attend the meeting online, you will be able to listen to the meeting only — you will not be able to vote or submit questions during the meeting.
Attending the Annual Meeting
The Annual Meeting will be held entirely online at www.virtualshareholdermeeting.com/CAMP2026. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. A summary of the information you need to attend the Annual Meeting online is provided below:
•Instructions on how to attend and participate via the Internet are posted at www.virtualshareholdermeeting.com/CAMP2026.
•If you would like to participate in the annual meeting, please have your 16-digit control number to enter the Annual Meeting.
•Once admitted to the Annual Meeting, stockholders may submit questions and vote while attending the Annual Meeting via the Internet.
•The meeting webcast will begin promptly at 11:00 a.m. Eastern Daylight Time.
•We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m. Eastern Daylight Time.
Webcast replay of the Annual Meeting will be available on our website 24 hours after the date of the Annual Meeting and will be available for twelve months from the original meeting date.
Technical Assistance for the Virtual Meeting
We encourage stockholders to log into the virtual Annual Meeting 15 minutes prior to the start of the Annual Meeting to test their Internet connectivity. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start of the meeting. Technical support will be available starting at 10:45 a.m. Eastern Daylight Time on June 10, 2026 and will remain available until the meeting has concluded.
Voting Shares That You Hold in Brokerage or Similar Accounts
Many stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. If you hold your shares in one of these ways, you are considered a beneficial owner, not a record owner, and you therefore have no direct vote on any matter to come before the Annual Meeting. Your broker, bank or nominee will send you voting instructions for you to use in directing the broker, bank or nominee in how to vote your shares. Your broker, bank or nominee may allow you to deliver your voting instructions via the telephone or the Internet.
A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote the shares on a proposal because the broker, bank or other nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding how to vote. Brokers, banks or other nominees who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to certain matters. Although the determination of whether a broker, bank or other nominee will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, we expect that the proposal on ratification of the appointment of our independent registered public accounting firm (Proposal 2) will be a matter on which a broker, bank or other nominee will have discretionary voting authority, and that the election of each of the nominees for Class II director (Proposal 1) and the approval of an amendment to the CAMP4 Therapeutics Corporation 2024 Equity Incentive Plan (Proposal 3) will each be a matter on which a broker, bank or other nominee will not have discretionary voting authority. Accordingly, if you hold your shares through a broker, bank or other nominee and you do not timely provide your broker, bank or other nominee with specific instructions on how to vote your shares, we expect that your broker, bank or other nominee will not be authorized to cast a vote on your behalf on Proposal

1 or Proposal 3, but will be authorized to cast a vote on your behalf, in its discretion, on Proposal 2. In such cases, a “broker non-vote” may be entered with respect to your shares on Proposal 1 and Proposal 3 to reflect that your broker was present with respect to your shares at the meeting but was not exercising voting rights on your behalf with respect to those shares. Broker non-votes will have no effect on the outcome of any proposal.
Your Voting Options on Each of the Proposals
You may vote “for,” “against” or “abstain” with respect to the election of each of the nominees for director (Proposal 1), the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal 2) and the approval of an amendment to the CAMP4 Therapeutics Corporation 2024 Equity Incentive Plan (Proposal 3).
Our Board does not know of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, your proxy provides that your shares will be voted by the proxy holder named in the proxy card in accordance with his or her best judgment.
Our Board’s Voting Recommendations
Our Board recommends that you vote:
•“FOR” the election of each of Steven Holtzman, Murray Stewart, DM FRCP, and Richard Young, PhD, as our Class II directors (Proposal 1);
•“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026 (Proposal 2); and
•“FOR” the approval of an amendment to the CAMP4 Therapeutics Corporation 2024 Equity Incentive Plan (Proposal 3).
If any other matter is properly brought before the Annual Meeting, the Company – through the individuals named in the Company’s proxy card and acting as the “proxy holder,” or his or her designee, and pursuant to the blanket authorization granted under the proxy – will vote your shares on that matter in accordance with the discretion and judgment of the proxy holder.
Required Votes to Approve Each Proposal
As a stockholder, you are entitled to cast one vote per share for each nominee for election as director at the Annual Meeting. Each nominee for director shall be elected if the votes properly cast for such nominee’s election exceed the votes properly cast against such nominee’s election (with “abstentions” and “broker non-votes” not counted as votes cast either “for” or “against” the director). A majority of the votes cast affirmatively on the matter at the Annual Meeting will also approve (i) the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026, (ii) the proposal to approve an amendment to the CAMP4 Therapeutics Corporation 2024 Equity Incentive Plan, and (iii) all other matters that arise at the Annual Meeting. “Abstentions” will not be counted as votes cast on the proposals and will have no effect on the outcome of any proposal. For a discussion of how “broker non-votes” will be treated, see the discussion under “Voting Shares That You Hold in Brokerage or Similar Accounts.”
Please note that because the vote on the ratification of Ernst & Young LLP is advisory in nature, the results of such vote will not be binding upon us, our Board or its committees.
Quorum
The presence, virtually via the Internet or by proxy, of holders of shares entitled to cast a majority of the total votes entitled to be cast by the holders of all outstanding shares entitled to vote generally in the election of directors is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. Because we expect that brokers, banks or other nominees will be able to vote on at least one proposal, we expect that these shares will be counted for purposes of determining whether a quorum is present at the Annual Meeting.
Revocation of Proxies or Voting Instructions
A stockholder of record who has voted by proxy using any method in response to this solicitation may revoke his or her proxy before it is exercised at the Annual Meeting by executing and delivering a timely and valid later-dated proxy card (provided we receive the later proxy card before the Annual Meeting date), by a timely and valid later Internet or telephone vote, by voting by remote communication at the Annual Meeting or by giving written notice to our Company secretary (the “Secretary”). Attendance at the Annual Meeting online will not have the effect of revoking a proxy unless the stockholder votes by remote communication during the Annual Meeting. Beneficial owners who have directed their broker, bank or nominee as to how to vote their shares should contact their broker, bank or nominee for instructions as to how they may revoke or change those voting directions.
Solicitation of Proxies
Our Board is making this solicitation of proxies for our Annual Meeting. We will bear all costs of such solicitation, including the cost of preparing and distributing this proxy statement and the enclosed form of proxy and including the cost of hosting the virtual Annual Meeting. After the initial distribution of this proxy statement, our directors, officers and employees may solicit proxies personally, by telephone, by email or otherwise. These directors, officers and employees will not receive additional compensation for the solicitation but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held by them for the accounts of beneficial owners. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable, out-of-pocket expenses for forwarding these proxy materials, according to certain regulatory fee schedules.
Implications of Being an Emerging Growth Company
We became a public company in October 2024 and we are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including certain executive compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will cease to qualify as an emerging growth company on the date that is the earliest of: (i) December 31, 2029, (ii) the last day of the fiscal year in which we have more than $1.235 billion in total annual gross revenues, (iii) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last day of the second fiscal quarter of such year, or (iv) the date on which we have issued more than $1.0 billion of non-convertible debt securities during the prior three-year period.

MANAGEMENT AND CORPORATE GOVERNANCE
Board Composition and Structure
Our fifth amended and restated certificate of incorporation (our “certificate of incorporation”) states that our Board shall consist of not fewer than three and not more than fifteen members, and the precise number of directors shall be fixed by a resolution of our Board. Each of our directors holds office until his or her successor is duly elected and qualified or until his or her death, resignation or removal. Our certificate of incorporation provides that our directors may be removed only for cause by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose. Any vacancy on our Board, including a vacancy that results from an increase in the number of directors, may be filled by a vote of the majority of the directors then in office.
Our certificate of incorporation provides that our Board is divided into three classes of directors. Subject to any earlier death, resignation or removal in accordance with the terms of our certificate of incorporation and our amended and restated bylaws (our “bylaws”), our Class II directors who are elected at the Annual Meeting will serve a three-year term until the 2029 annual meeting of stockholders; our Class III directors are currently serving a term that will expire at the 2027 annual meeting of stockholders; and our Class I directors are currently serving a term that will expire at the 2028 annual meeting of stockholders. Any additional directorships resulting from an increase in the number of directors will be apportioned by our Board among the three classes.
Our Board is currently comprised of nine members. Michael Higgins, who currently serves as a Class II director, will not be standing for re-election, and his term will expire at the Annual Meeting. Upon the completion of the term of Mr. Higgins, the size of our Board will be reduced to eight members. We thank Mr. Higgins for his many years of distinguished service to the Company and our Board.
Below is a list of the names, ages as of April 23, 2026 and classification of the individuals who are expected to continue to serve on our Board following the Annual Meeting:

Name	Age	Position

Amir Nashat, ScD	53	Director (Class I)
Andrew J. Schwab	55	Director (Class I)
Douglas Williams, PhD	68	Chair of the Board and Director (Class I)
Steven Holtzman	72	Director (Class II)
Murray Stewart, DM FRCP	65	Director (Class II)
Richard Young, PhD	72	Director (Class II)
Josh Mandel-Brehm	43	Chief Executive Officer and Director (Class III)
Michael MacLean	60	Director (Class III)
Director Biographies
Information concerning our directors is set forth below. The biographical description of each director includes the specific experience, qualifications, attributes and skills that led to our Board’s conclusion at the time of filing this proxy statement that each person listed below should serve as a director.
Class II Director Nominees
Steven Holtzman has served as a member of our Board and as a Strategic Business Advisor to our company since 2019, and previously served as Chair of our Board from 2019 to September 2025. Mr. Holtzman was the first President and Chief Executive Officer and a member of the board of directors of Decibel Therapeutics, Inc., a biotechnology company, from 2016 to January 2020. Prior to Decibel, Mr. Holtzman served as Executive Vice President, Corporate Development of Biogen, Inc. from 2011 to 2016. Prior to Biogen, Mr. Holtzman served as the Chief Executive Officer of Infinity Pharmaceuticals, Inc. from 2001 to 2010. Mr. Holtzman has also served as a member of the board of directors of Molecular Partners AG, a clinical-stage biopharmaceutical company, since May 2014. Mr. Holtzman earned a BA in Philosophy from Michigan State University and a BPhil in Philosophy from Corpus Christi College, Oxford University, which he attended as a Rhodes Scholar. We believe Mr. Holtzman’s strategic development and industry experience qualifies him to serve on our Board.
Murray Stewart, DM FRCP has served as a member of our Board since March 2025. Dr. Stewart served as the interim Chief Medical Officer of X4 Pharmaceuticals, Inc., a biopharmaceutical company, from November 2022 to September 2023. He previously served as Senior Medical Advisor of Rhythm Pharmaceuticals, Inc., a biopharmaceutical company, from September 2021 to September 2022, and prior to that, as Chief Medical Officer from 2018 to September 2021. He previously served as Head of Research and Development for Novelion Therapeutics Inc., a biopharmaceutical company, from 2017 to 2018. Prior to that, Dr. Stewart held various positions of increasing responsibility at GlaxoSmithKline, including serving as Chief Medical Officer from 2014 to 2017, with global responsibility for patient well-being across the vaccine, pharmaceutical, and consumer business units. He also held multiple research and development leadership roles, including Chief Medical Officer for the pharmaceutical business, Clinical Head of the Biopharma Unit, and Therapy Area Head for metabolic and cardiovascular diseases. Prior to joining GlaxoSmithKline, he worked as a consultant physician and honorary senior lecturer at the Diabetes Center in Newcastle upon Tyne in the United Kingdom. Dr. Stewart has served on the board of directors of X4 Pharmaceuticals since March 2019. He previously served on the boards of directors of VectivBio Holding AG from July 2021 to May 2023, and of Amarin Corporation plc from January 2023 to March 2023. Dr. Stewart holds a DM from Southampton Medical School and is a Fellow of the Royal College of Physicians. We believe that Dr. Stewart’s extensive biopharmaceutical leadership experience, including experience in research, clinical development and regulatory strategy, provide him with the qualifications and skills to serve on our Board.
Richard Young, PhD has served as a member of our Board since 2016. Dr. Young has served as a Professor of Biology at the Massachusetts Institute of Technology and a member of the Whitehead Institute since 1984. He was elected into the National Academy of Sciences in 2012 and the National Academy of Medicine in 2019. Dr. Young has served as an advisor to the National Institutes of Health and the World Health Organization. Dr. Young previously served as a member of the board of directors of Syros Pharmaceuticals, Inc., a biotechnology company, from 2011 to November 2024, and as a member of the board of directors of Omega Therapeutics, Inc., a biotechnology company, from 2017 to December 2024. Dr. Young earned a BS in Biological Science from Indiana University and a PhD in Molecular Biophysics and Biochemistry from Yale University. We believe Dr. Young’s scientific expertise and his role as one of our scientific co-founders qualify him to serve on our Board.
Class III Directors
Josh Mandel-Brehm has served as our President and Chief Executive Officer and as a member of our Board since 2017. Mr. Mandel-Brehm was previously an Entrepreneur Partner of Polaris Partners from 2017 to October 2021. Mr. Mandel-Brehm also previously served as part of the Business Development group at Biogen Inc. from 2013 to 2017, where he led multiple strategic activities and corresponding transactions. Prior to Biogen, Mr. Mandel-Brehm held several roles of increasing responsibility at Genzyme Corporation from 2009 to 2013, including as part of the business development group for the company’s rare disease business unit. Mr. Mandel-Brehm has also served as a member of the board of directors of ProMIS Neurosciences, Inc., a clinical-stage biotechnology company focused on generating and developing antibody therapeutics for the treatment of neurodegenerative diseases, since September 2021. Mr. Mandel-Brehm earned a BA in Biology from Washington University in St. Louis and an MBA from the University of Michigan. We believe Mr. Mandel-Brehm’s extensive knowledge of, and experience in, the biopharmaceutical industry paired with his business development and executive management expertise qualifies him to serve on our Board.
Michael MacLean has served as a member of our Board since April 2026. Mr. MacLean has over 35 years of financial leadership experience in the biotechnology and life sciences industries, with extensive expertise in public company reporting, capital markets transactions, internal controls, and corporate governance. He most recently served as Chief Financial Officer of Avidity Biosciences, Inc., a publicly traded company, until its acquisition by Novartis, a position he held from May 2020 through April 2026. Mr. MacLean joined Avidity prior to its initial public offering and was responsible for its finance and business functions through its initial public offering and subsequent growth as a multinational organization. He also served as a principal negotiator in connection with the company’s acquisition by Novartis and a multi-target cardiology collaboration with Bristol Myers Squibb. Previously, Mr. MacLean served as Chief Financial Officer of Akcea Therapeutics, Inc. from 2017 to 2020 and as Chief Financial Officer of PureTech Health plc from 2015 to 2017. Earlier in his career, he held senior finance roles at Biogen Inc., including Senior Vice President–Finance and Chief Accounting Officer, and served as an audit partner at a Big Four accounting firm. Mr. MacLean served on the board of directors of Verve Therapeutics, Inc. from 2021 to 2025 and as Chair of its Audit Committee. Mr. MacLean holds a B.S. in Accounting from Boston College. We believe that Mr. MacLean’s experience as a chief financial officer of life sciences companies and his experience in the life sciences industry qualify him to serve on our Board.

Class I Directors
Amir Nashat, ScD has served as a member of our Board since 2015. Dr. Nashat is an Entrepreneur Partner at Polaris Partners, a venture capital firm, where he has worked since 2002. Dr. Nashat previously served as a member of the boards of directors of Scholar Rock Holding Corporation from 2012 to June 2024, of Fate Therapeutics, Inc., from 2007 to May 2020, of Selecta Biosciences, Inc., from 2008 to April 2020, of Syros Pharmaceuticals, Inc., from 2016 to September 2022, and of Morphic Holding, Inc. from 2017 to August 2024. Prior to joining Polaris, Dr. Nashat completed his ScD as a Hertz Fellow in Chemical Engineering at the Massachusetts Institute of Technology with a minor in Biology. Dr. Nashat also earned both his MS and BS in Materials Science and Mechanical Engineering at the University of California, Berkeley. We believe Dr. Nashat’s extensive biotechnology investment experience qualifies him to serve on our Board.
Andrew J. Schwab has served as a member of our Board since March 2021. Mr. Schwab is a Founding Partner and Managing Partner of 5AM Venture Management, LLC, an investment firm focused on funding and building next-generation life sciences companies, since 2002. Mr. Schwab has served as a member of the board of directors of Skye Bioscience, Inc., a biopharmaceutical company focused on the development of next-generation treatments for obesity and co-morbidities, since August 2023. Mr. Schwab previously served as a member of the boards of directors of Enliven Therapeutics, Inc., a biopharmaceutical company focused on the development of small molecule kinase inhibitors, from January 2022 to June 2023, of Pear Therapeutics, Inc. from 2014 to June 2022 and of 5:01 Acquisition Corp. from September 2020 to October 2022. Mr. Schwab earned a BS with Honors in Genetics and Ethics from Davidson College. We believe Mr. Schwab’s extensive experience in management positions and on the boards of several life sciences companies qualifies him to serve on our Board.
Douglas Williams, PhD has served as a member of our Board since March 2025 and as Chair of our Board since September 2025. Dr. Williams has served as Chief Executive Officer of TriArm Therapeutics Ltd., a cell therapy company, since September 2024. He previously served as Executive Vice President and President, Research & Development of Sana Biotechnology, Inc., a biotechnology company, from April 2023 to April 2024. Prior to Sana, Dr. Williams served as President and Chief Executive Officer of Codiak BioSciences, Inc. (“Codiak”), a biotechnology company, from 2015 to April 2023. Dr. Williams previously served as Executive Vice President, Research and Development at Biogen Inc. from 2011 to 2015. Prior to Biogen, Dr. Williams served as Chief Executive Officer of ZymoGenetics, Inc., a biotechnology company, until its acquisition by Bristol-Myers Squibb Company. Dr. Williams previously held various leadership positions within the biotechnology industry, including serving as Chief Scientific Officer and Executive Vice President of Research and Development at Seagen Inc. (formerly Seattle Genetics, Inc.), a biotechnology company, and Senior Vice President and Washington Site Leader at Amgen Inc. Dr. Williams also served in a series of scientific and senior leadership positions of increasing responsibility at Immunex Corp., a pharmaceutical company, including Executive Vice President and Chief Technology Officer, Senior Vice President of Discovery Research, and Vice President of Research and Development. Prior to Immunex, Dr. Williams served on the faculty of the Indiana University School of Medicine and the Department of Laboratory Medicine at the Roswell Park Memorial Institute in Buffalo, New York. Dr. Williams has served as Chairman of the board of directors of Climb Bio, Inc., a biotechnology company, since November 2024, and of AC Immune SA, a biotechnology company, since June 2018. He previously served on the boards of directors of Codiak from 2015 to April 2023, Panacea Acquisition Corp. II, a special purpose acquisition company, from June 2021 to April 2023, and Ovid Therapeutics Inc., a biotechnology company, from 2016 to June 2021. On March 27, 2023, Codiak filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code. Dr. Williams received his PhD in Physiology from the State University of New York at Buffalo, Roswell Park Memorial Institute Division, his BS in Biological Sciences from the University of Massachusetts Lowell, and his AA from Greenfield Community College. We believe that Dr. Williams’s extensive experience serving in executive roles in the biotechnology industry and leading the development of numerous therapeutics qualify him to serve on our Board.
Board Leadership Structure
Douglas Williams, PhD serves as the chair of our Board. We believe that appointing a Chair has the potential to allow our Chief Executive Officer to focus on our day-to-day business, while allowing Dr. Williams to guide our Board in providing independent advice to and oversight of management. Our Board recognizes the time, effort and energy that our Chief Executive Officer is required to devote to his position and the importance of the role of Chair in providing independent direction to our Board as its oversight responsibilities continue to grow. While our bylaws and corporate governance guidelines do not require that we appoint a chair of our Board or lead independent director, our Board believes that having a chair provides the appropriate leadership structure for us and demonstrates our commitment to good corporate governance.

Director Independence
Under the rules of the Nasdaq Stock Market (the “Nasdaq Listing Rules”), independent directors must comprise a majority of a listed company’s board of directors within one year of the completion of its initial public offering. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent and that director nominees be selected or recommended for the board’s selection by independent directors constituting a majority of the independent directors or by a nominating and corporate governance committee comprised solely of independent directors. Under the Nasdaq Listing Rules, a director will only qualify as “independent” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that such person is “independent” as defined under the Nasdaq Listing Rules and the rules under the Exchange Act.
Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.
Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that each of our directors, with the exception of Mr. Mandel-Brehm, is an “independent director” as defined under the Nasdaq Listing Rules, including, in the case of all the members of our audit committee, the independence criteria set forth in Rule 10A-3 under the Exchange Act, and in the case of all the members of our compensation committee, the independence criteria set forth in Rule 10C-1 under the Exchange Act and are “non-employee directors” as defined in Section 16b-3 of the Exchange Act. Each of Mr. Chakravarty, whose term on the Board expired in June 2025, and Mr. Boylan and Drs. Ragan and Thadhani, who resigned from the Board in September 2025, was determined to be independent during their respective service on the Board (including, in the case of Messrs. Chakravarty and Boylan, who served on the audit committee until their respective departure dates, with respect to the independence criteria set forth in Rule 10A-3 under the Exchange Act). In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our shares by each non-employee director and the transactions described in the section titled “Certain Relationships and Related Person Transactions.”
There are no family relationships among any of our directors or executive officers.
Role of the Board in Risk Oversight
Our Board and its committees have an active role in overseeing the management of our risks. Our Board is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The audit committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting, as well as risks relating to cybersecurity matters. The nominating and governance committee is responsible for overseeing the management of risks associated with the independence of our Board and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through discussions from committee members about such risks.
Board Meetings and Attendance
Our Board held eight meetings during the fiscal year ended December 31, 2025. Each of our directors attended at least seventy-five percent (75%) of the meetings of our Board and the committees of our Board on which he or she served during the fiscal year ended December 31, 2025 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee and excluding any meetings in which a director was an interested party, if any).

While we do not have a formal policy regarding director attendance at our annual meeting of stockholders, we expect our Board members to prepare for, attend and participate in all Board and applicable committee meetings, including by means of remote communication. Eight of our then-current directors attended the 2025 annual meeting of stockholders.
Board Committees
Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our Board are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each committee operates pursuant to a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq Listing Rules, which are available on our website at www.camp4tx.com under the “Investors—Governance” section. Our Board may establish other committees as it deems necessary or appropriate from time to time.
Audit Committee
Our audit committee’s responsibilities include:
•appointing, approving the compensation of, and evaluating the qualifications, performance, procedures and independence of, our independent registered public accounting firm;
•overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of written periodic reports from such firm;
•pre-approving all audit and permitted non-audit services to be performed by our independent registered public accounting firm;
•reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures, including earnings releases;
•reviewing and discussing with management and our independent registered public accounting firm any material issues regarding accounting principles and financial statement presentations and the steps taken to deal with such issues;
•reviewing disclosures about any significant deficiencies or material weaknesses in our internal control structures and procedures, including disclosures in our annual and quarterly reports;
•coordinating our Board’s oversight of our internal control over financial reporting, disclosure controls and procedures, code of business conduct and ethics, procedures for complaints and legal and regulatory matters;
•reviewing and discussing with management and our independent registered public accounting firm any material issues regarding cybersecurity risks and processes for assessing, identifying and managing material risks from cybersecurity threats;
•discussing our risk management policies with management;
•establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
•meeting independently with our independent registered public accounting firm and management;
•overseeing our guidelines and policies governing risk assessment and risk management;
•overseeing and periodically reviewing the integrity of our information technology systems, process and data;
•preparing the audit committee report required by SEC rules;

•reviewing and assessing, at least annually, the adequacy of the audit committee’s charter; and
•performing, at least annually, an evaluation of the performance of the audit committee.
The current members of our audit committee are Messrs. Higgins, MacLean, and Schwab and Dr. Williams. We anticipate that Mr. Higgins will continue to serve on the audit committee until the completion of his term at the Annual Meeting. Mr. Higgins chairs the audit committee. Our Board has determined that each member of our audit committee has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our Board has also determined that Mr. Higgins is an “audit committee financial expert,” as defined under Item 407 of Regulation S-K.
During the fiscal year ended December 31, 2025, our audit committee met five times. The report of our audit committee is included in this proxy statement below under “Audit Committee Report.”
Compensation Committee
Our compensation committee’s responsibilities include:
•reviewing and establishing our overall management compensation strategy and benefits philosophy and policies, including base salary, incentive compensation and equity-based grants;
•reviewing and approving performance goals and objectives relevant to compensation of our chief executive officer and other executive officers;
•evaluating the performance of the chief executive officer and other executive officers in light of their performance goals and objectives and determining and approving, or recommending to our Board for approval, the compensation of our chief executive officer and other executive officers;
•reviewing, assessing and making recommendations to the Board with respect to non-employee director compensation;
•reviewing, overseeing and administering our equity incentive plans, granting awards under such plans and making recommendations to the Board about the adoption of any new or modifying existing equity-based, cash-based, management incentive and deferred compensation plans;
•administering our “clawback” policy that allows the recouping of incentive compensation and making recommendations to the Board about the adoption of any new “clawback” policy;
•reviewing, considering and selecting, to the extent determined to be advisable, a peer group of appropriate companies for purposes of benchmarking and analysis of compensation for our executive officers and non-employee directors;
•recommending to our Board any stock ownership guidelines for our executive officers and non-employee directors, periodically assessing these guidelines and recommending revisions as appropriate, and monitoring individual compliance with these guidelines;
•retaining, appointing or obtaining advice of a compensation consultant, legal counsel or other advisor and determining the compensation and independence of such consultant or advisor;
•preparing, if required, the compensation committee report on executive compensation for inclusion in our annual report on Form 10-K and our proxy statement in accordance with SEC rules;
•monitoring our compliance with the requirements of Sarbanes-Oxley relating to loans to directors and officers;
•reviewing and approving all employment contracts and other compensation, severance and change-in-control arrangements for our executive officers;

•establishing and periodically reviewing policies and procedures with respect to perquisites as they relate to our executive officers;
•reviewing the risks associated with our compensation policies and practices;
•reviewing our strategies, initiatives and programs with respect to our culture, talent recruitment, development, and retention, employee engagement and diversity and inclusion;
•maintaining minutes of the compensation committee and reporting its actions and any recommendations to the Board on a periodic basis; and
•reviewing and assessing, at least annually, the adequacy of the compensation committee’s charter; and performing, on an annual basis, an evaluation of the performance of the compensation committee.
The current members of our compensation committee are Messrs. Holtzman, Higgins, and MacLean and Dr. Young. We anticipate that Mr. Higgins will continue to serve on the compensation committee until the completion of his term at the Annual Meeting. Mr. Holtzman chairs the compensation committee.
During the fiscal year ended December 31, 2025, our compensation committee met five times.
Compensation Consultant
Our compensation committee engaged Alpine Rewards, LLC (“Alpine”) as its independent compensation consultant for the fiscal year ended December 31, 2025. As part of its engagement, Alpine was requested by the compensation committee to evaluate the Company’s executive and director compensation practices, including program design, identification of an appropriate methodology for compensation comparison purposes and providing pay benchmarking data. Alpine also provided analyses and recommendations to our compensation committee regarding trends and emerging topics with respect to executive compensation; compensation programs for executives, directors and our employees generally; and stock utilization and related metrics. When requested, Alpine consultants attend meetings of our compensation committee, including executive sessions in which executive compensation-related matters are discussed without the presence of our management. Alpine reports to our compensation committee and not to our management, although Alpine meets with our management for purposes of gathering information for its analyses and recommendations.
Our compensation committee assessed the independence of Alpine from management, taking into consideration relevant factors, including the absence of other services provided to our Company by Alpine, the amount of fees our Company paid to Alpine as a percentage of Alpine’s total revenue, the policies and procedures of Alpine that are designed to prevent conflicts of interest, any business or personal relationship of the individual compensation advisors employed by Alpine with any executive officer of the Company, any business or personal relationship the individual compensation advisors employed by Alpine have with any member of our compensation committee, and any stock of our Company owned by Alpine or the individual compensation advisors employed by Alpine. On the basis of that assessment and taking into consideration the independence factors that are required to be considered under applicable stock exchange rules, our compensation committee determined that no relationships existed that would create a conflict of interest or that would compromise Alpine’s independence, and that Alpine is independent pursuant to the independence standards set forth in the Nasdaq listing standards promulgated pursuant to Section 10C of the Exchange Act.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee’s responsibilities include:
•identifying individuals qualified to become members of our Board consistent with criteria approved by the board and receiving nominations for such qualified individuals;
•recommending to our Board the persons to be nominated for election as directors and to each committee of the board;

•establishing a policy under which our stockholders may recommend a candidate to the nominating and corporate governance committee for consideration for nomination as a director;
•reviewing and recommending committee slates on an annual basis;
•recommending to our Board qualified candidates to fill vacancies on our Board;
•developing and recommending to our Board a set of corporate governance principles applicable to us and reviewing the principles on at least an annual basis;
•reviewing and making recommendations to our board with respect to our board size, composition, leadership structure and board committee structure;
•reviewing, in concert with our Board, our policies with respect to significant issues of corporate public responsibility, including but not limited to sustainability, diversity and inclusion and environmental, social and governance initiatives;
•making recommendations to our Board of processes for annual evaluations of the performance of our Board and committees of our Board;
•overseeing the process for annual evaluations of our Board and committees of our Board;
•considering and reporting to our Board any questions of possible conflicts of interest of members of our Board;
•providing new director orientation and continuing education for existing directors on a periodic basis;
•overseeing the maintenance and presentation to our Board of management’s plans for succession to senior management positions in the company;
•reviewing and assessing, at least annually, the adequacy of the nominating and corporate governance committee’s charter; and
•performing, on an annual basis, an evaluation of the performance of the nominating and corporate governance committee.
The current members of our nominating and corporate governance committee are Mr. Holtzman and Drs. Nashat and Stewart. Mr. Holtzman chairs the nominating and corporate governance committee.
Our nominating and corporate governance committee met one time during the fiscal year ended December 31, 2025.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), which is applicable to all of our employees, executive officers and directors. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The full text of the Code of Conduct is on our website at www.camp4tx.com under the “Investors—Governance” section. We intend to disclose on our website any future amendments of our Code of Conduct or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions or our directors from provisions in the Code of Conduct.

Insider Trading Policy
We have adopted an insider trading policy that governs the purchase, sale, and other dispositions of our securities by our directors, officers and employees, and other covered persons. The insider trading policy also applies to transactions by the Company in its securities. We believe that the insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and the listing standards of Nasdaq. The foregoing summary of the insider trading policy does not purport to be complete and is qualified in its entirety by reference to the full text of the insider trading policy, which is included as Exhibit 19.1 in our Annual Report on Form 10-K filed with the SEC on March 5, 2026.
Policy on Trading, Pledging and Hedging Transactions
Certain transactions in our securities create a heightened compliance risk or could create the appearance of misalignment between our employees, including our management, and stockholders. As a result, our insider trading policy expressly prohibits all of our employees, directors, and their respective family members from engaging in speculative transactions in our stock, including engaging in short sales, put options, call options, other derivative transactions in our securities, or hedging or monetization transactions, including through prepaid variable forwards, equity swaps, collars and exchange funds. Our insider trading policy also prohibits our employees, directors, and their respective family members from holding our securities in a margin account or, subject to limited exceptions, pledging our securities as collateral for a loan.
Policy on Clawback and Recovery of Compensation
We have adopted a Policy for Recoupment of Incentive Compensation (the “Clawback Policy”) to provide for the Company’s recoupment of certain incentive-based compensation received by current or former officers subject to Section 16 of the Exchange Act (each, a “covered executive”), including each named executive officer, if we are required to restate our financial statements due to material noncompliance with financial reporting requirements under the securities laws. The Clawback Policy generally applies to all cash-based or equity-based incentive compensation, bonus and/or awards that a covered executive receives that is or was based, wholly or in part, upon the attainment of any financial reporting measure during the three completed fiscal years occurring immediately prior to the date that the Company is required to prepare a restatement. However, the Clawback Policy does not apply to any compensation, bonus and/or award that was received on or before the date our common stock was first listed. If we are required to prepare an accounting restatement due to material noncompliance with securities laws, our compensation committee will review compensation received by covered executives for the three fiscal years prior to the restatement. The compensation committee will seek recoupment if the compensation was based on financial results that were later restated and exceeded what would have been awarded had the financial results been properly reported. Our compensation committee has discretion in determining the method of recoupment, which may include the reimbursement of cash compensation, cancellation of equity-based awards, or adjustment to unpaid compensation.
Director Nomination Process
The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to current directors and potential candidates, and interviews of selected candidates by management, members of the committee and our Board. In considering whether to recommend any particular candidate for inclusion in our Board’s slate of recommended director nominees, including candidates recommended by stockholders, our nominating and corporate governance committee takes into account the criteria for membership on our Board as set forth in our corporate governance guidelines, including a candidate’s leadership, operations, risk management, financial, and strategic planning experience, each candidate’s knowledge of our industry, each candidate’s ability to dedicate sufficient time and resources to enable the diligent performance of duties on our behalf, and the overall composition of our Board and our current and future needs. We also value experience on other public company boards of directors and board committees.
The biography for each of the director nominees included herein indicates each nominee’s experience, qualifications, attributes and skills that led our nominating and corporate governance committee and our Board to conclude such director should continue to serve as a director of our Company. Our nominating and corporate governance committee and our Board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of our Board as a whole.

Stockholders have the right under our bylaws to directly nominate director candidates for election at an annual meeting of stockholders, without any action or recommendation on the part of the nominating and corporate governance committee or our Board, by submitting to the Company all information relating to such nominee that would be required to be disclosed in proxy solicitations for the election of such nominee as a director pursuant to Regulation 14A of the Exchange Act, such nominee’s written consent to serve as a director, a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between or concerning such stockholder, any Stockholder Associated Person (as defined in our bylaws) or any of their respective affiliates or associates, on the one hand, and the proposed nominee or any of his or her respective affiliates or associates, on the other hand, a statement as to the number of shares of our common stock beneficially owned by the stockholder making the recommendation, and certain other information required by our bylaws, to: CAMP4 Therapeutics Corporation, One Kendall Square, Building 1400 West, 3rd Floor, Cambridge, MA 02139, Attention: Secretary. Assuming that appropriate biographical and background material has been provided on or before the dates set forth in this proxy statement under the heading “General Matters – Stockholder Proposals for our 2027 Annual Meeting of Stockholders,” the nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting of stockholders.
Communication with Directors
Any stockholders or other interested parties desiring to communicate with our Board, or one or more of our directors, may send a letter addressed to the Board of Directors of CAMP4 Therapeutics Corporation, One Kendall Square, Building 1400 West, 3rd Floor, Cambridge, MA 02139, Attention: Secretary. All such letters will be promptly forwarded to the appropriate members of our Board or individual directors, as applicable, by our Secretary. The mailing envelope should contain a clear notation that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters should clearly state whether the intended recipients are all members of our Board or certain specified individual directors.

EXECUTIVE OFFICERS
Below is a list of the names, ages as of April 23, 2026 and positions, and a brief account of the business experience of the individuals who serve as our executive officers.

Name	Age	Position

Josh Mandel-Brehm	43	President, Chief Executive Officer and Director
Kelly Gold	48	Chief Financial Officer
Yuri Maricich, MD	45	Chief Medical Officer
Daniel Tardiff, PhD	46	Chief Scientific Officer
Executive Officer Biographies
The biographical information pertaining to Mr. Mandel-Brehm, who is a director and executive officer of our Company, is included under “Director Biographies,” above.
Kelly Gold has served as our Chief Financial Officer since April 2022. Ms. Gold previously served as our Chief Business Officer from April 2021 to March 2022, and held positions of increasing responsibility in Finance and Corporate Development at our company from 2017 to March 2021. Ms. Gold previously served as Associate Director, Strategic Corporate Finance at Biogen Inc. from 2014 to 2017, where she provided financial leadership for the company’s late stage and marketed rare disease programs and developed long term strategic financial trajectories for the R&D organization. Ms. Gold also previously served as a Healthcare Investment Banking Associate at Deutsche Bank from 2009 to 2013, where she worked in the healthcare investment banking group. Ms. Gold earned bachelor’s degrees in Life Sciences and Mechanical Engineering from Queen’s University in Ontario and an MBA from the MIT Sloan School of Management.
Yuri Maricich, MD has served as our Chief Medical Officer since August 2023. Dr. Maricich is also currently Venture Partner and Advisor of Angelini Ventures, a venture capital firm investing in biotechnology, medical device, and digital health companies, where he has served since September 2022. Dr. Maricich previously served as Chief Medical Officer and Head of Development of Pear Therapeutics, Inc. from 2017 to April 2023. Pear Therapeutics filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy code in April 2023. Dr. Maricich previously served as Chief Scientific Officer as well as VP of Neurology and Senior Medical Director of Cavion LLC from 2014 to 2016 and as President of Xdynia LLC from 2011 to 2014. He has practiced medicine as a licensed and board-certified internal medicine physician and has advised and consulted for a number of biotechnology, pharma, medical device, and digital health companies as well as investment firms over the years, including serving on a Scientific Advisory Board to Roche Holding AG in 2019. Dr. Maricich earned a BS in Pre-Professional Studies from the University of Notre Dame, an MD from the University of Washington, and an MBA from Harvard University.
Daniel Tardiff, PhD has served as our Chief Scientific Officer since October 2025, and previously served as our Senior Vice President, Head of Discovery from April 2025 to September 2025, as Vice President, Head of Discovery from December 2023 to April 2025, and as Senior Director, Head of Discovery from September 2023 to December 2023. Prior to CAMP4, Dr. Tardiff was a Research Fellow in the Rare Disease Research Unit at Pfizer from August 2022 to June 2023, where he led a team exploring genetic medicines for rare neurological disorders. Previously, he was a scientific co-founder of Yumanity Therapeutics, where he held roles of increasing responsibility from 2015 to August 2022, most recently as Vice President, Head of Translational Research. At Yumanity, Dr. Tardiff led a team focused on developing novel therapeutics for neurodegenerative diseases, including a clinical-stage small molecule candidate for Parkinson's disease. Dr. Tardiff earned a BS in Biochemistry from Stonehill College and a PhD in Molecular Biology from Brandeis University and completed his post-doctoral training at the Whitehead Institute.

EXECUTIVE AND DIRECTOR COMPENSATION
Introduction
This section describes the material elements of the compensation awarded to, earned by, or paid to Josh Mandel-Brehm, our President and Chief Executive Officer, and our next two most highly compensated executive officers, Kelly Gold, our Chief Financial Officer, and Yuri Maricich, our Chief Medical Officer, for our fiscal year ended December 31, 2025. These executives are collectively referred to as our named executive officers.
Summary Compensation Table
The following table sets forth the compensation provided to our NEOs for the fiscal years ended December 31, 2025 and December 31, 2024 (or such shorter period of the NEO’s service).

Name and Principal Position	Year	Salary ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Josh Mandel-Brehm	2025	600,000	2,430,988	285,750	10,500	3,327,238
Chief Executive Officer	2024	557,250	404,991	201,000	1,131,744	2,294,985
Kelly Gold	2025	465,000	1,112,042	178,095	91,596	1,846,733
Chief Financial Officer	2024	433,333	404,991	138,500	333,699	1,310,523
Yuri Maricich, MD	2025	500,000	1,112,042	191,500	10,500	1,814,042
Chief Medical Officer(4)	2024	180,833	1,699,080	154,900	486,692	2,521,505
(1)The amounts shown in this column represent the aggregate grant date fair value of options to purchase shares of our common stock granted to each of our NEOs in fiscal years 2025 and 2024 computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. The assumptions used to value the options granted in fiscal years 2025 and 2024 for this purpose are set forth in Note 11, Stock-based Compensation, to our audited financial statements filed with our Annual Report on Form 10-K.
(2)The amounts shown in this column represent annual bonuses earned with respect to fiscal years 2025 and 2024 under our annual bonus program, which is described below under “Annual Bonuses.”
(3)The amounts shown in the “All Other Compensation” column for fiscal year 2025 reflect (i) for Mr. Mandel-Brehm and Dr. Maricich, the Company’s non-elective contribution to our 401(k) plan, described below under “Employee and Retirement Benefits,” and (ii) for Ms. Gold, the Company’s non-elective contribution to our 401(k) plan of $10,500, described below under “Employee and Retirement Benefits,” $80,596 of commuting and housing expenses and $500 of fees for professional memberships. The amounts shown in the “All Other Compensation” column for fiscal year 2024 reflect (i) for Mr. Mandel-Brehm, $619,678 of principal and interest forgiven and a cash bonus of $501,716 to assist Mr. Mandel-Brehm with taxes incurred in connection with forgiveness of the Mandel-Brehm Promissory Note, as defined below under “Certain Relationships and Related Person Transactions—Loans to Related Persons,” and the Company’s non-elective contribution to our 401(k) plan of $10,350, described below under “Employee and Retirement Benefits,” (ii) for Ms. Gold, $140,139 of principal and interest forgiven and a cash bonus payment of $101,480 to assist Ms. Gold with taxes incurred in connection with forgiveness of the Gold Promissory Note, as defined below under “Certain Relationships and Related Person Transactions—Loans to Related Persons,” the Company’s non-elective contribution to our 401(k) plan of $10,350, described below under “Employee and Retirement Benefits,” $72,080 of commuting and housing expenses, and $9,650 of fees for professional memberships, and (iii) for Dr. Maricich, $481,828 of consulting fees paid prior to Dr. Maricich becoming a full time employee, and the Company’s non-elective contribution to our 401(k) plan of $4,864, described below under “Employee and Retirement Benefits.”
(4)Dr. Maricich commenced employment with us as our Chief Medical Officer in August 2024.
Overview
Our executive compensation program is designed to attract, retain and reward key employees, to incentivize them based on the achievement of key performance goals, and to align their interests with the interests of our stockholders. Our compensation committee is generally responsible for determining the compensation of our executive officers. Our CEO made recommendations to our compensation committee about the compensation of his direct reports for fiscal year 2025.
In 2025, our compensation committee engaged Alpine to assist it in evaluating the Company’s executive and director compensation practices, including program design, identification of an appropriate methodology for compensation comparison purposes and the provision of pay benchmarking data. Alpine also provided analyses and recommendations to our compensation committee regarding trends and emerging topics with respect to executive compensation; compensation programs for executives, directors, and our employees generally; and stock utilization and related metrics.
Annual Base Salary
The initial base salary of Mr. Mandel-Brehm was set forth in his employment agreement, as subsequently amended and restated, and the initial base salaries for Ms. Gold and Dr. Maricich were set forth in their respective offer letter agreements.
In October 2024, Mr. Mandel-Brehm’s annual base salary was increased from $546,000 to $600,000.
In October 2024, Ms. Gold’s annual base salary was increased from $425,000 to $465,000.
Dr. Maricich commenced employment with us in August 2024 at an initial base salary of $460,000. In October 2024, Dr. Maricich’s annual base salary was increased to $500,000.
Annual Bonuses
During fiscal years 2025 and 2024, each of our named executive officers was eligible to receive an annual performance bonus, with the target amount of such bonus, expressed as a percentage of base salary, equal to 50% for Mr. Mandel-Brehm, and 40% for each of Ms. Gold and Dr. Maricich. Dr. Maricich's annual bonus with respect to 2024 was not prorated based on Dr. Maricich's start date of employment.
Annual performance bonuses were based on the achievement of pre-established performance objectives determined by our Board, including objectives relating to research and development and financial sustainability, with such bonus amounts determined based on attainment of both a company and an individual performance factor. Our compensation committee makes a recommendation to our Board with respect to the company’s achievement against its corporate goals, with our Board approving a final bonus pool. Our Board evaluates the individual performance of our CEO and our compensation committee, in consultation with our CEO, evaluates the individual performance of our other executives, including Ms. Gold and Dr. Maricich.
Agreements with our Named Executive Officers
Each of our named executive officers is party to an employment agreement or offer letter with us that sets forth the terms and conditions of the executive officer’s employment with us. We entered into an amended and restated employment agreement with Mr. Mandel-Brehm, dated October 3, 2024, and offer letter agreements with Ms. Gold and Dr. Maricich, dated June 16, 2017 and August 15, 2024, respectively, that in each case provide for the executive’s entitlement to an annual base salary, as described above, and participation in our employee benefit plans, as in effect from time to time. In addition, each executive is subject to a separate Employee Confidentiality and Assignment Agreement, which contains certain restrictive covenant obligations, including covenants relating to confidentiality and assignment of developments, as well as covenants not to compete or solicit certain of our service providers, customers and suppliers during employment and for a 12-month period following termination of employment.
Potential Payments upon Termination of Employment
Each of our named executive officers is entitled to severance and other benefits upon a termination of his or her employment in certain circumstances, as described below.
Mr. Mandel-Brehm. Under his amended and restated employment agreement, if Mr. Mandel-Brehm’s employment is terminated by us without “cause” or by him for “good reason,” (as such terms are defined in the amended and restated

employment agreement), or a “qualifying termination,” other than in connection with a “Change in Control,” (as defined in the CiC Plan described below), he will be entitled to receive (i) continued payment of his annual base salary for a period of twelve months following termination of his employment and (ii) a monthly amount equal to the amount we contribute to Mr. Mandel-Brehm’s group medical, dental, and/or vision insurance premiums (the “COBRA Continuation”) until the end of his severance period or the expiration of his rights under COBRA. In the event of a qualifying termination within three months prior to, or twelve months following, a Change in Control, Mr. Mandel-Brehm will be entitled to receive (i) continued payment of his annual base salary for a period of 18 months following termination of his employment, (ii) a payment equal to his target annual cash incentive award for the year of the qualifying termination, (iii) COBRA Continuation until the end of such 18-month period, or, if earlier, the expiration of his COBRA rights, and (iv) full acceleration of his outstanding and unvested time-based equity awards.
Mr. Mandel-Brehm is not entitled to a tax gross-up payment for any “golden parachute” excise taxes, but his employment agreement provides for him to receive a cutback of any so-called “parachute payments” if such reduced amount would result in a greater economic benefit to him after accounting for the impact of the excise taxes on such unreduced parachute payments. Our obligation to provide Mr. Mandel-Brehm with severance payments and other benefits under his amended and restated employment agreement is conditioned on the executive officer signing a separation agreement that includes a release of claims in favor of us.
CiC Plan. Our Board has adopted a severance and change in control plan (the “CiC Plan”) in which certain employees of the Company and its subsidiaries at the level of vice president and above, other than our CEO, are eligible to participate. Under the CiC Plan, in the event the employment of an executive officer participant, including Ms. Gold and Dr. Maricich, is terminated by us without Cause or by such participant for Good Reason (as such terms are defined in the CiC Plan), in either case during the period beginning three months prior to the consummation of a Change in Control (as defined in the CiC Plan) and ending twelve months thereafter, or a Qualifying Termination (as defined in the CiC Plan), he or she is entitled to receive (i) a lump sum payment equal to twelve months of the executive officer’s annual base salary, (ii) a monthly COBRA amount equal to our portion of the premiums under our group health plan until the earlier of the end of the twelve-month period following the Qualifying Termination or the date on which the executive officer becomes covered under another employer’s health plan; (iii) a payment equal to the executive officer’s target annual cash incentive award for the year of the Qualifying Termination; and (iv) full acceleration of all of her or his outstanding and unvested time-based equity awards. Severance payments and benefits under the CiC Plan are subject to the executive officer executing and not revoking a release of claims and continuing to comply with applicable restrictive covenants.
Equity Compensation
Our equity-based compensation program is the primary vehicle for offering long-term incentives to our executive officers. We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. We also believe that our equity awards are an important retention tool for our executive officers, as well as for our other employees. In making a recommendation to our Board with respect to the amount and form of these equity awards, the Compensation Committee considers a number of factors, including market data compiled by Alpine, outstanding equity holdings and their retention value, internal equity and individual and corporate performance. Our Board typically grants awards under our equity-based compensation program on an annual basis in the first half of the year. In 2025, our Board granted supplemental equity awards to address additional retention and long-term incentive considerations that arose after completion of the annual equity grant process.
On March 27, 2024, Mr. Mandel-Brehm was granted an option to purchase 44,579 shares of our common stock under the CAMP4 Therapeutics Corporation Amended and Restated 2016 Stock Option and Grant Plan (the “2016 Plan”). This option had a vesting start date of March 7, 2024 and vests in equal monthly installments over 48 months, beginning on the one-month anniversary of the vesting start date. On April 1, 2025, Mr. Mandel-Brehm was granted an option to purchase 160,000 shares of our common stock under the CAMP4 Therapeutics Corporation 2024 Equity Incentive Plan (the “2024 Plan”). This option had a vesting start date of April 1, 2025 and vests in equal monthly installments over 48 months, beginning on the one-month anniversary of the vesting start date. On December 11, 2025, Mr. Mandel-Brehm was granted an option to purchase 425,000 shares of our common stock under the 2024 Plan. This option had a vesting start date of December 1, 2025 and vests as to one third (33.33%) of the shares subject to the option on the first anniversary of the vesting start date and as to the remaining shares in equal monthly installments over 24 months thereafter.
On March 27, 2024, Ms. Gold was granted an option to purchase 44,579 shares of our common stock under the 2016 Plan. This option had a vesting start date of March 27, 2024 and vests in equal monthly installments over 48 months, beginning on the one-month anniversary of the vesting start date. On April 1, 2025, Ms. Gold was granted an option to purchase 80,000 shares of our common stock under the 2024 Plan. This option had a vesting start date of April 1, 2025 and vests in equal monthly installments over 48 months, beginning on the one-month anniversary of the vesting start date. On December 11, 2025, Ms. Gold was granted an option to purchase 190,000 shares of our common stock under the 2024 Plan. This option had a vesting start date of December 1, 2025 and vests as to one third (33.33%) of the shares subject to the option on the first anniversary of the vesting start date and as to the remaining shares in equal monthly installments over 24 months thereafter.
On August 27, 2024, Dr. Maricich was granted an option to purchase 132,886 shares of our common stock under the 2016 Plan, in connection with his commencement of employment as our Chief Medical Officer. This option had a vesting start date of August 15, 2024 and vests in equal monthly installments over 48 months, beginning on the one-month anniversary of the vesting start date. On April 1, 2025, Dr. Maricich was granted an option to purchase 80,000 shares of our common stock under the 2024 Plan. This option had a vesting start date of April 1, 2025 and vests in equal monthly installments over 48 months, beginning on the one-month anniversary of the vesting start date. On December 11, 2025, Dr. Maricich was granted an option to purchase 190,000 shares of our common stock under the 2024 Plan. This option had a vesting start date of December 1, 2025 and vests as to one third (33.33%) of the shares subject to the option on the first anniversary of the vesting start date and as to the remaining shares in equal monthly installments over 24 months thereafter.
Policies and Practices Related to the Timing of Equity Awards
It is the policy of the Board and the compensation committee not to schedule stock option grant dates in anticipation of the release of material non-public information. Similarly, it is our practice not to time the release of material nonpublic information based on stock option grant dates or for the purpose of affecting the value of executive compensation.
Typically, annual equity awards to eligible employees, including our executive officers, and awards made in connection with a promotion, are made on the first trading day of the month following approval of such awards, which approval generally occurs at a regularly scheduled Board or compensation committee (as applicable) meeting in the first quarter of the fiscal year. Annual awards to members of our Board are made on the date of the first meeting of the Board following the annual meeting of stockholders, and awards to new hires are generally made on the 15th calendar day of the month following the later of approval of the award or the employee’s date of hire, as applicable, except that new hire executive grants are generally made as of the date of hire. During 2025, we did not grant stock options to any of our named executive officers during any period beginning four business days before and ending one business day after the filing or furnishing of a Form 10-K, 10-Q or 8-K that discloses material nonpublic information.
Employee and Retirement Benefits
We currently provide broad-based health and welfare benefits to our full-time employees, including our named executive officers, including health, life, disability, vision, and dental insurance. In addition, we maintain a safe-harbor 401(k) retirement plan under which we make a 3% non-elective contribution to eligible plan participants. Other than the 401(k) plan, we do not provide any qualified or non-qualified retirement or deferred compensation benefits to our employees, including our named executive officers.
Certain of our named executive officers also receive limited perquisites, which are described above in the footnotes to the “Summary Compensation Table.”

Outstanding Awards at Fiscal Year-End Table
The following table sets forth information about the outstanding equity awards held by each of our named executive officers as of December 31, 2025:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Josh Mandel-Brehm	25,048		–	$2.12	5/22/27
	2,268		–	$2.12	12/4/27
	30,719		–	$2.12	9/4/28
	2,835		–	$2.12	3/12/29
	1,417		–	$2.12	2/19/30
	62,690	(1)	4,179	$5.50	3/23/32
	277,626	(2)	64,061	$8.41	12/7/32
	19,508	(3)	25,071	$9.08	3/26/34
	29,999	(4)	130,001	$3.86	3/31/35
	–	(5)	425,000	$6.01	12/10/35
Kelly Gold	1,512		–	$2.12	9/26/27
	378		–	$2.12	12/4/27
	2,835		–	$2.12	9/4/28
	567		–	$2.12	3/12/29
	4,726		–	$2.12	6/18/29
	756		–	$2.12	2/19/30
	13,793	(1)	918	$5.50	3/23/32
	75,151	(2)	17,334	$8.41	12/7/32
	19,508	(6)	25,071	$9.08	3/26/34
	14,999	(4)	65,001	$3.86	3/31/35
	–	(5)	190,000	$6.01	12/10/35
Yuri Maricich, MD	44,305	(7)	88,581	$12.79	8/19/34
	14,999	(4)	65,001	$3.86	3/31/35
	—	(5)	190,000	$6.01	12/10/35
(1)Reflects stock options that vested in equal monthly installments over the 48 monthly anniversaries of the vesting start date of March 1, 2022.
(2)Reflects stock options that vest in equal monthly installments over the 48 monthly anniversaries of the vesting start date of September 1, 2022, subject to the named executive officer’s continued employment.
(3)Reflects stock options that vest in equal monthly installments over the 48 monthly anniversaries of the vesting start date of March 7, 2024, subject to the named executive officer’s continued employment.
(4)Reflects stock options that vest in equal monthly installments over the 48 monthly anniversaries of the vesting start date of April 1, 2025, subject to the named executive officer’s continued employment.
(5)Reflects stock options that vest as to one third (33.33%) of the shares subject to the option on the first anniversary of the vesting start date of December 1, 2025 and as to the remaining shares in equal monthly installments over 24 months thereafter, subject to the named executive officer’s continued employment.
(6)Reflects stock options that vest in equal monthly installments over the 48 monthly anniversaries of the vesting start date of March 27, 2024, subject to the named executive officer’s continued employment.

(7)Reflects stock options that vest in equal monthly installments over the 48 monthly anniversaries of the vesting start date of August 15, 2024, subject to the named executive officer’s continued employment.
Compensation of Directors
The following table sets forth the compensation paid to, received by, or earned during fiscal year 2025 by the non- employee directors of our Board. Mr. Mandel-Brehm, our CEO, receives no compensation for his service as a director, and consequently, is not included in this table. Information regarding the compensation of Mr. Mandel-Brehm is included with that of our other NEOs above.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)		Total ($)
Steven Holtzman(2)	78,750	10,359	75,000	(1)	164,109
Richard Young, PhD(2)	46,556	10,359	100,000	(1)	156,915
Douglas Williams, PhD(2)	48,302	72,421	—		120,723
Murray Stewart, DM FRCP(2)	36,172	72,421	—		108,593
Michael Higgins(2)	60,000	10,359	—		70,359
Paula Ragan, PhD(3)	37,500	10,359	—		47,859
Ravi Thadhani, MD, MPH(3)	33,750	10,359	—		44,109
James Boylan(3)	8,611	10,359	—		18,970
Andrew J. Schwab(2)	2,333	10,359	—		12,692
Amir Nashat, ScD(2)	1,556	10,359	—		11,915
(1)Dr. Young and Mr. Holtzman are each party to a consulting agreement with the Company pursuant to which such individuals provide strategic and other business consulting services to the Company in exchange for an annual retainer ($100,000 for Dr. Young and $75,000 for Mr. Holtzman).
(2)As of December 31, 2025, the following directors held outstanding Company stock options as follows: Dr. Young, 109,371 options; Mr. Holtzman, 96,571 options; Mr. Higgins, 24,673 options; Dr. Stewart, 17,787 options; Dr. Williams, 17,787 options; Dr. Nashat, 9,000 options; and Mr. Schwab, 9,000 options.
(3)Dr. Ragan, Dr. Thadhani and Mr. Boylan resigned from the Board in September 2025 and held no outstanding Company stock options as of December 31, 2025.
Compensation of Directors
We adopted a non-employee director compensation policy that became effective upon completion of our initial public offering in October 2024. Under the policy, our non-employee directors are compensated as follows:
•each non-employee director (other than those directors affiliated with investors in the Company) receives an annual cash retainer of $40,000 ($70,000 for the chair of our Board);
•each non-employee director who is a member of the audit committee receives an additional annual cash retainer of $7,500 ($15,000 for the audit committee chair);
•each non-employee director who is a member of our compensation committee receives an additional annual cash retainer of $5,000 ($10,000 for our compensation committee chair);
•each non-employee director who is a member of the nominating and corporate governance committee receives an additional annual cash retainer of $5,000 ($10,000 for the nominating and corporate governance committee chair); and
•each non-employee director who is a member of the research and development committee receives an additional annual cash retainer of $5,000 ($10,000 for the research and development committee chair).

Under the policy, each non-employee director who is first elected or appointed to our Board after the completion of our initial public offering will be granted an option under the 2024 Plan to purchase 17,787 shares of our common stock, such stock option to vest in monthly installments over three years from the date of grant. Each of Dr. Stewart and Dr. Williams was granted an option to purchase 17,787 shares of our common stock upon their appointment to the Board in March 2025 in accordance with this policy.
In March 2025, based on benchmarking data provided by Alpine, the policy was amended to provide that, effective April 1, 2025, (i) each non-employee director who is first elected or appointed to our Board on or after April 1, 2025 is granted an option under the 2024 Plan to purchase 18,000 shares of our common stock, such option to vest in monthly installments over three years from the date of grant; and (ii) each non-employee director who is not first elected or appointed to the Board during the fiscal year in which the annual meeting of our stockholders occurs is granted an annual option under the 2024 Plan to purchase 9,000 shares of our common stock, such stock option to vest in full on the first anniversary of the date of grant (or the date of the next annual meeting, if earlier).
In March 2026, based on benchmarking data provided by Alpine, the policy was again amended to provide that, effective April 1, 2026, (i) each non-employee director who is first elected or appointed to our Board on or after April 1, 2026 will be granted an option under the 2024 Plan to purchase 56,000 shares of our common stock, such option to vest in monthly installments over three years from the date of grant; (ii) each non-employee director who is not first elected or appointed to the Board during the fiscal year in which the annual meeting of our stockholders occurs will be granted an annual option under the 2024 Plan to purchase 28,000 shares of our common stock, such stock option to vest in full on the first anniversary of the date of grant (or the date of the next annual meeting, if earlier); and (iii) each non-employee director who is a member of our audit committee, compensation committee, nominating and corporate governance committee, or research and development committee will receive a cash retainer of $7,500 for service on each such committee (or $15,000 for the chair of each such committee).
Each non-employee director is also entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of our Board and any committee on which he or she serves.
Limitations on Liability and Indemnification
Our certificate of incorporation contains provisions that limit the liability of our current and former directors and officers for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors and officers of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors or officers, except liability for:
•any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•as a director, unlawful payments of dividends or unlawful stock repurchases or redemptions;
•as an officer, derivative claims brought on behalf of the corporation by a stockholder; or
•any transaction from which the director or officer derived an improper personal benefit.
Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Our certificate of incorporation authorizes us to indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law. Our bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the Board. With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding.
We believe that these provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers, or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

AUDIT COMMITTEE REPORT
Our audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2025 and discussed them with our management and our independent registered public accounting firm, Ernst & Young LLP.
Our audit committee has also received from, and discussed with, Ernst & Young LLP various communications that Ernst & Young LLP is required to provide to our audit committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.
In addition, Ernst & Young LLP provided our audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the Company’s independent registered public accounting firm their independence.
Based on the review and discussions referred to above, our audit committee recommended to our board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025.
By the audit committee of the board of directors of CAMP4 Therapeutics Corporation.
Michael Higgins, Chair
Andrew J. Schwab
Douglas Williams, PhD

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The following is a description of transactions since January 1, 2024 to which we have been a participant in which the amount involved exceeded or will exceed the lesser of (i) $120,000 or (ii) one percent of the average of our total assets for the last two completed fiscal years, and in which any of our directors, executive officers or holders of five percent or more of any class of our capital stock, or any members of their immediate family or affiliated entities, had or will have a direct or indirect material interest, other than compensation arrangements that are described under “Executive and Director Compensation.”
Initial Public Offering
In October 2024, we completed our initial public offering, pursuant to which we issued and sold an aggregate of 6,820,000 shares of our common stock at a price per share of $11.00. In November 2024, pursuant to the partial exercise by the underwriters of their option to purchase additional shares, we issued an additional 643,762 shares of our common stock. We received aggregate gross proceeds of $82.1 million in connection with the initial public offering and subsequent exercise of the underwriters’ option and aggregate net proceeds of $76.4 million after deducting underwriting discounts and commissions and expenses payable by us. The following table sets forth the number of shares of our common stock purchased by our directors, executive officers and 5% stockholders and their affiliates and the aggregate purchase price paid for such shares. Such purchases were made through the underwriters at the initial public offering price of $11.00 per share.

Name of Stockholder	Number of Shares of Common Stock	Aggregate Purchase Price
Entities affiliated with Enavate Sciences(1)	1,363,636	$14,999,996
Entities affiliated with 5AM Ventures(2)	909,090	$9,999,990
Entities affiliated with Polaris Partners(3)	909,090	$9,999,990
Entities affiliated with Northpond Ventures(4)	763,636	$8,399,996
Entities affiliated with AH Equity Partners(5)	727,272	$7,999,992
State of Michigan Retirement Systems(6)	363,636	$3,999,996
(1)Everest Aggregator, LP (“Everest Aggregator”) is a limited partnership affiliated with Enavate Sciences. Enavate Sciences GP, LLC (“Enavate GP”) is the general partner of Everest Aggregator. James Boylan, a former member of our Board, is a manager of Enavate GP and disclaims beneficial ownership of the shares held by Everest Aggregator. Everest Aggregator held more than 5% of our voting securities at the time of the initial public offering.
(2)The shares are directly held by 5AM Ventures VI, L.P. (“Ventures VI”). 5AM Partners VI, LLC (“Partners VI”) is the sole general partner of Ventures VI. Andrew J. Schwab, a member of our Board, is a managing member of Partners VI and may be deemed to have shared voting and investment power over the shares beneficially owned by Ventures VI. Entities affiliated with 5AM Ventures collectively hold more than 5% of our voting securities.
(3)Polaris Partners X, L.P. (“PP X”) directly holds the shares. Polaris Partners GP X, L.L.C. (“PPGP X”) is the general partner of PP X. Amir Nashat, ScD, a member of our Board, is an interest holder of PPGP X. Entities affiliated with Polaris Partners collectively hold more than 5% of our voting securities.
(4)Ingo Chakravarty was a member of our Board and an Operating Partner of Northpond Ventures LLC, an affiliate of Northpond Ventures, at the time of the initial public offering. Funds affiliated with Northpond Ventures, LLC collectively owned more than 5% of our voting securities at the time of the initial public offering.
(5)Jorge Conde resigned from our Board immediately prior to the effectiveness of the registration statement relating to our initial public offering. Mr. Conde is a General Partner on the Bio + Health team of Andreessen Horowitz, a venture capital firm. Investment vehicles of Andreessen Horowitz collectively held more than 5% of our voting securities at the time of the initial public offering.
(6)SMRS-TOPE LLC, on behalf of the State of Michigan Retirement Systems, held more than 5% of our voting securities at the time of the initial public offering.

Private Placement
In September 2025, we completed the initial closing of a private placement, pursuant to which we issued and sold 26,681,053 shares of our common stock to certain investors at an offering price of $1.53 per share, and, in lieu of common stock to certain investors, pre-funded warrants to purchase 6,003,758 shares of our common stock at an offering price of $1.5299 per pre-funded warrant. In addition, we issued and sold to certain members of management, including Josh Mandel-Brehm, Kelly Gold, and Yuri Maricich, MD, and to Richard Young, PhD, a member of our Board, an additional 36,361 shares of common stock at a purchase price of $1.65 per share. We received aggregate gross proceeds of $50.1 million in connection with the initial closing of the private placement and aggregate net proceeds of $46.7 million after deducting placement agent fees and other expenses. The following table sets forth the number of shares of our common stock purchased by our directors, executive officers and 5% stockholders and their affiliates in the private placement and the aggregate purchase price paid for such shares.

Name of Stockholder	Number of Shares of Common Stock	Number of Shares Underlying Pre-Funded Warrants	Aggregate Purchase Price
Coastlands Capital Partners LP(1)	2,812,709	3,137,853	$9,104,046
Janus Henderson Group plc(2)	4,640,970	1,241,382	$8,999,874
Entities affiliated with Vivo Opportunity Fund(3)	3,921,568	—	$5,999,999
Entities affiliated with 5AM Ventures(4)	2,941,176	—	$4,499,999
Entities affiliated with FMR LLC(5)	2,453,212	—	$3,753,414
Entities affiliated with Polaris Partners(6)	1,307,189	—	$2,000,000
Richard Young, PhD	15,151	—	$25,000
Josh Mandel-Brehm	6,060	—	$10,000
Kelly Gold	6,060	—	$10,000
Yuri Maricich, MD	6,060	—	$10,000
(1)The shares and pre-funded warrants are directly held by Coastlands Capital Partners LP. Coastlands Capital Partners LP became a holder of more than 5% of our voting securities as a result of the initial closing of the private placement.
(2)3,975,867 of the shares of common stock and 1,063,478 of the pre-funded warrants are directly held by Janus Henderson Biotech Innovation Master Fund Limited, and 665,103 of the shares of common stock and 177,904 of the pre-funded warrants are directly held by Janus Henderson Biotech Innovation Master Fund II Limited. Entities affiliated with Janus Henderson Group plc became the holders of more than 5% of our voting securities as a result of the initial closing of the private placement.
(3)3,856,991 of the shares are directly held by by Vivo Opportunity Fund Holdings, L.P., and 389,577 of the shares are directly held by Vivo Opportunity Cayman Fund, L.P. Entities affiliated with Vivo Opportunity Fund became the holders of more than 5% of our voting securities as a result of the initial closing of the private placement.
(4)The shares are directly held by 5AM Ventures VII, L.P. (“Ventures VII”). 5AM Partners VII, LLC (“Partners VII”) is the sole general partner of Ventures VII. Andrew J. Schwab, a member of our Board, is a managing member of Partners VII and may be deemed to have shared voting and investment power over the shares beneficially owned by Ventures VII. Entities affiliated with 5AM Ventures collectively hold more than 5% of our voting securities.
(5)Entities affiliated with FMR LLC became the holders of more than 5% of our voting securities as a result of the initial closing of the private placement.
(6)1,221,721 of the shares are directly held by Polaris Partners VII, L.P. (“Polaris VII”), and 85,468 of the shares are directly held by Polaris Entrepreneurs’ Fund VII, L.P. (“Polaris Entrepreneurs’ VII” and, together with Polaris VII, the “Polaris VII Funds”). Amir Nashat, ScD, a member of our Board, is a managing member of

Polaris Management Co. VII, L.L.C., the general partner of each of the Polaris VII Funds. Entities affiliated with Polaris Partners collectively hold more than 5% of our voting securities.
Underwritten Offering
In December 2025, we completed an underwritten offering, pursuant to which we issued and sold an aggregate of 5,000,000 shares of our common stock at a price of $6.00 per share, which included sales to certain of our 5% stockholders and their affiliates. Entities affiliated with FMR LLC purchased 1,666,666 shares for an aggregate purchase price of approximately $10.0 million, entities affiliated with Janus Henderson purchased 1,666,666 shares for an aggregate purchase price of approximately $10.0 million, entities affiliated with Vivo Capital, LLC purchased 325,000 shares for an aggregate purchase price of approximately $2.0 million, and entities affiliated with Coastlands Capital LLC purchased 166,700 shares for an aggregate purchase price of approximately $1.0 million. Such purchases were made through the underwriters at the offering price. We received aggregate gross proceeds of $30.0 million in connection with the underwritten offering, and net proceeds of $28.1 million after deducting issuance costs. See “Security Ownership of Certain Beneficial Owners and Management” for additional information about shares held by these entities.
Investors’ Rights Agreement
In connection with our convertible preferred stock financings, we entered into an amended and restated investors’ rights agreement with certain holders of our capital stock, including Everest Aggregator, SMRS-TOPE LLC, entities affiliated with 5AM Ventures, AH Equity Partners, the Polaris Funds and Northpond Ventures. Josh Mandel-Brehm, our Chief Executive Officer, is a party to this agreement in his capacity as a stockholder. This agreement imposes certain affirmative obligations on us, and also grants certain rights to the holders, including certain registration rights with respect to the registrable securities held by them. The registration rights granted under the investors’ rights agreement will terminate with respect to any particular stockholder upon the earlier of (a) the closing of a deemed liquidation event, as defined in our certificate of incorporation, (b) the fifth anniversary of the closing of our initial public offering and (c) with respect to each stockholder, at such time such stockholder is able to sell all of its shares pursuant to Rule 144 or another similar exemption under the Securities Act during a three-month period without registration. Other provisions of the investors’ rights agreement were terminated upon completion of our initial public offering.
Director Affiliations
Some of our directors are affiliated with and serve on our Board as representatives of entities that beneficially own or owned 5% or more of our common stock, as indicated below:

Director	Principal Stockholder
James Boylan(1)	Entities affiliated with Enavate Sciences
Ingo Chakravarty(2)	Entities Affiliated with Northpond Ventures
Jorge Conde(3)	Entities Affiliated with AH Equity Partners
Amir Nashat, ScD	Entities Affiliated with Polaris Partners
Andrew J. Schwab	Entities Affiliated with 5AM Ventures
(1)Mr. Boylan resigned from the Board in September 2025.
(2)Mr. Chakravarty's term on the Board expired in June 2025.
(3)Mr. Conde resigned from the Board in October 2024.

Loans to Related Persons
In August 2021, we entered into a secured promissory note with Josh Mandel-Brehm, our Chief Executive Officer (the “Mandel-Brehm Promissory Note”) pursuant to which we loaned to Mr. Mandel-Brehm $565,999.96 to fund the payment associated with the early exercise of options held by Mr. Mandel-Brehm for 267,500 shares of common stock. The Mandel-Brehm Promissory Note was secured by a pledge to us of Mr. Mandel-Brehm’s equity interests in the 267,500 shares of common stock issued upon the early exercise of Mr. Mandel-Brehm’s stock options. The Mandel-Brehm Promissory Note bore interest on the unpaid principal balance at the rate per annum equal to the long-term Applicable Federal Rate as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended (the “Code”) in effect on the first day of each calendar year, which was initially 1.35%. The Mandel-Brehm Promissory Note was due and payable by the earliest to occur of (i) August 9, 2026, (ii) the date that we first become subject to the reporting requirements of the Exchange Act with respect to any class of our securities, or (iii) an event of default, as defined in the Mandel-Brehm Promissory Note. The Mandel-Brehm Promissory Note, including $619,678 of principal and interest owed to the Company, was forgiven in June 2024. In January 2025, the Company paid Mr. Mandel-Brehm a cash bonus of $501,716 to assist him with taxes incurred in connection with such forgiveness. Upon the forgiveness of the Mandel-Brehm Promissory Note, the 267,500 shares of common stock were deemed outstanding for accounting purposes.
In August 2021, we entered into a secured promissory note with Kelly Gold, our Chief Financial Officer (the “Gold Promissory Note”) pursuant to which we loaned to Ms. Gold $127,999.82 to fund the payment associated with the early exercise of options held by Ms. Gold for 60,494 shares of common stock. The Gold Promissory Note was secured by a pledge to us of Ms. Gold’s equity interests in the 60,494 shares of common stock issued upon the early exercise of Ms. Gold’s stock options. The Gold Promissory Note bore interest on the unpaid principal balance at the rate per annum equal to the long-term Applicable Federal Rate, as defined in the Code, in effect on the first day of each calendar year, which was initially 1.35%. The Gold Promissory Note was due and payable by the earliest to occur of (i) August 9, 2026, (ii) the date that we first become subject to the reporting requirements of the Exchange Act with respect to any class of our securities, or (iii) an event of default, as defined in the Gold Promissory Note. The Gold Promissory Note, including $140,139 of principal and interest owed to the Company, was forgiven in June 2024. In January 2025, the Company paid Ms. Gold a cash bonus of $101,480 to assist her with taxes incurred in connection with such forgiveness. Upon the forgiveness of the Gold Promissory Note, the 60,494 shares of common stock were deemed outstanding for accounting purposes.
In August 2021, we entered into a secured promissory note with David Bumcrot, who was at that time our Chief Scientific Officer (the “Bumcrot Promissory Note”) pursuant to which we loaned to Dr. Bumcrot $127,999.82 to fund the payment associated with the early exercise of options held by Dr. Bumcrot for 60,494 shares of common stock. The Bumcrot Promissory Note was secured by a pledge to us of Dr. Bumcrot’s equity interests in the 60,494 shares of common stock issued upon the early exercise of Dr. Bumcrot’s stock options. The Bumcrot Promissory Note bore interest on the unpaid principal balance at the rate per annum equal to the long-term Applicable Federal Rate, as defined in the Code, in effect on the first day of each calendar year, which was initially 1.35%. The Bumcrot Promissory Note was due and payable by the earliest to occur of (i) August 9, 2026, (ii) the date that we first become subject to the reporting requirements of the Exchange Act with respect to any class of our securities, or (iii) an event of default, as defined in the Bumcrot Promissory Note. The Bumcrot Promissory Note, including $140,129 of principal and interest owed to the Company, was forgiven in June 2024. In January 2025, the Company paid Dr. Bumcrot a cash bonus of $101,473 to assist him with taxes incurred in connection with such forgiveness. Upon the forgiveness of the Bumcrot Promissory Note, the 60,494 shares of common stock were deemed outstanding for accounting purposes.
Related Person Transaction Policy
Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds in any fiscal year the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year end for the last two completed fiscal years and a related person had, has or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked with considering all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction.

PROPOSAL NO. 1—ELECTION OF DIRECTORS
In accordance with our certificate of incorporation and bylaws, our Board is divided into three classes. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Michael Higgins, Steven Holtzman, Murray Stewart, DM FRCP, and Richard Young, PhD are the Class II directors whose terms expire at the Annual Meeting. Mr. Higgins will not be standing for re-election. Each of Mr. Holtzman and Drs. Stewart and Young has been nominated for and has agreed to stand for re-election to our Board to serve as a Class II director of our Company for a three-year term and until his successor is duly elected and qualified or until his earlier death, resignation or removal.
OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR CLASS II DIRECTOR, AND PROXIES SOLICITED BY OUR BOARD WILL BE VOTED IN FAVOR THEREOF, UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.
(PROPOSAL 1 ON YOUR PROXY CARD)

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We are asking our stockholders to ratify our audit committee’s appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026. EY has served as our independent registered public accounting firm since 2017.
Our audit committee annually reviews our independent registered public accounting firm’s independence, including reviewing all relationships between our independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of our independent registered public accounting firm, as well as our independent registered public accounting firm’s performance. Although ratification is not required by our bylaws or otherwise, our Board is submitting the appointment of EY to our stockholders for ratification as a matter of good corporate practice. If the appointment is not ratified, our audit committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the appointment is ratified, our audit committee in its discretion may appoint a different registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of our Company and our stockholders.
Before selecting EY, our audit committee carefully considered EY’s qualifications as an independent registered public accounting firm for our Company. This included a review of its performance in prior years, including the firm’s efficiency, integrity and competence in the fields of accounting and auditing. Our audit committee has expressed its satisfaction with EY in all of these respects.
EY served as independent registered public accounting firm for our Company with respect to the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2025 and has been engaged by our audit committee to serve as our independent registered public accounting firm with respect to the audit of our consolidated financial statements for the fiscal year ending December 31, 2026. Representatives of EY will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.
Principal Accountant Fees and Services
The following table sets forth the aggregate fees billed for the audits of fiscal years ended December 31, 2025 and 2024, and audit-related fees and all other fees billed in each of the last two fiscal years.

Fee Category	2025	2024
Audit Fees(1)	$927,238	$1,560,127
Audit-Related Fees(2)	—	—
Tax Fees(3)	25,235	31,676
All Other Fees(4)	—	5,200
Total Fees	$952,473	$1,597,003

(1)Consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements for 2025 and 2024, the review of our quarterly condensed consolidated financial statements, and fees related to our underwritten offering in December 2025, our private placement in September 2025, and our initial public offering in October 2024, including comfort letters and consents.
(2)Consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.”
(3)Consists of aggregate fees for professional services rendered for tax compliance, tax advice and tax planning services.
(4)Represents aggregate fees billed for services provided by our independent registered public accounting firm other than those disclosed above and consists of fees for accessing EY’s online accounting research tool.

Audit Committee Pre-Approval Policy and Procedures
Our audit committee (or a subcommittee delegated to it by the audit committee) approves in advance all services proposed to be performed for our Company or its subsidiaries by any independent registered public accounting firm that performs (or proposes to perform) audit, review or attest services for our Company or its subsidiaries. If services were not recognized to be non-audit services at the time that the independent registered public accounting firm was engaged to provide those services, and certain other conditions are satisfied, then the requirement for advance audit committee approval of services is waived under applicable Exchange Act rules. During 2025 and 2024, no services were performed by EY without the prior approval of our audit committee in accordance with the pre-approval policies and procedures described above.
OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026, AND PROXIES SOLICITED BY OUR BOARD WILL BE VOTED IN FAVOR THEREOF, UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.
(PROPOSAL 2 ON YOUR PROXY CARD).

PROPOSAL NO. 3—APPROVAL OF AMENDMENT NO. 1 TO THE CAMP4 THERAPEUTICS CORPORATION 2024 EQUITY INCENTIVE PLAN

On March 18, 2026, upon the recommendation of our compensation committee, our Board approved Amendment No. 1 (the “First Amendment”) to the CAMP4 Therapeutics Corporation 2024 Equity Incentive Plan (the “2024 Plan” and, as amended by the First Amendment, the “Amended Plan”), subject to approval from our stockholders at the Annual Meeting.
The First Amendment will amend the evergreen provision of the 2024 Plan to provide that any of our outstanding pre-funded warrants will be added to the total number of shares of common stock that are issued and outstanding as of each December 31 for purposes of calculating the potential annual increase under the evergreen provision of the 2024 Plan. The proposed amendment to the formula to calculate the annual increase pursuant to the evergreen provision is the only change to the 2024 Plan proposed by the First Amendment.
To be approved, this proposal must receive “FOR” votes from a majority of the votes properly cast by the stockholders present or represented by proxy at the Annual Meeting and voting on such proposal. Abstentions and broker non-votes will have no effect on this proposal.
If the First Amendment is not approved by the stockholders as described above, the 2024 Plan will continue in its current form without change.
Rationale for First Amendment
We operate in a competitive market and new hire and annual equity grants are essential in helping us attract and retain talented individuals. Our compensation committee and the Board believe our equity-based compensation program enables us to maintain our competitive position regarding recruiting and retaining highly skilled and engaged personnel.
In order to continue leveraging stock option grants in our recruiting and retention strategy, we believe it is beneficial to include pre-funded warrants in the calculation of the total number of shares of common stock that are issued and outstanding for purposes of applying the evergreen provision under the 2024 Plan. The calculation is currently based solely on shares of common stock that are issued and outstanding. The First Amendment would only affect future annual increases to our share reserve, beginning on January 1, 2027.
In September 2025, we completed the initial closing of a private placement of our common stock and, in lieu of issuing common stock to certain investors, we issued pre-funded warrants to purchase shares of our common stock. We also expect to issue additional shares of common stock and, in lieu of issuing common stock to certain investors, again issue pre-funded warrants to purchase shares of our common stock, in a second closing of this private placement, subject to the occurrence or waiver of certain prespecified conditions. As a result of issuing pre-funded warrants, which do not increase the outstanding shares on which the evergreen provision is calculated, the shares added annually under the evergreen provision did not increase in proportion to the funds received through the issuance of pre-funded warrants. We are seeking to remedy this so we have a proportional amount of available shares in our equity-based compensation program to attract and retain talented individuals.
For illustrative purposes, as of April 1, 2026, we had 51,925,800 shares of common stock that were issued and outstanding and 6,003,758 pre-funded warrants outstanding. Assuming these are the shares of common stock and pre-funded warrants outstanding on December 31, 2026, under the 2024 Plan’s current evergreen provision, which allows for an increase of up to 5% of the number of common shares outstanding, we would be able to authorize up to an additional 2,596,290 shares for issuance. Under the same scenario, but with the First Amendment’s evergreen provision, we would be able to authorize up to an additional 2,896,477 shares for issuance, a difference of 300,187 shares, or approximately 0.5% of our total capitalization. If stockholders approve the First Amendment, the share reserve will increase with any future shares added pursuant to the Amended Plan’s evergreen provision until the Amended Plan’s expiration in October 2034.
We believe that this proposal to amend the evergreen provision is aligned with the purpose of the 2024 Plan, which is to advance the interests of the Company by providing for the grant to participants of stock and stock-based awards. Our Board and compensation committee, with the guidance of Alpine, have determined that the inclusion of pre-funded warrants in calculating the total number of shares of common stock that are issued and outstanding on each December 31 for purposes of calculating the annual increase in shares available under our 2024 Plan is reasonable and does not represent an excess number of shares. The pre-funded warrants, if included, would allow us to have a number of shares in our 2024 Plan reserve that are comparable in size to similarly-situated companies that do not have pre-funded warrants outstanding.
We anticipate that if our request to amend the evergreen provision is approved by our stockholders, it will be sufficient to provide equity incentives to attract, retain, and motivate employees for at least the next several years. If our stockholders do not approve the First Amendment, we may experience limitations in the number of shares available under our 2024 Plan, which could negatively impact our ability to attract new employees or to motivate and retain our existing employees. This could require us to offer a different mix of equity and cash-based incentives rather than relying heavily on equity awards to compete for talent. We believe that the alternatives to our current compensation program would not have significant long-term retention value and would not serve to align our employees’ interests as closely with those of our stockholders in the absence of equity incentives. As we scale our growth to progress our research and clinical candidates, we want to continue a culture of ownership that aligns directly with our mission and values.
Summary of the Amended Plan
The following description of certain features of the 2024 Plan as it currently exists and as proposed to be amended is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2024 Plan and the First Amendment, each of which is attached hereto as Appendix A and Appendix B, respectively.
Purpose. The purpose of the Amended Plan is to advance the interests of the Company by providing for the grant to participants of stock and stock-based awards.
Administration. Pursuant to the terms of the Amended Plan, the compensation committee administers the Amended Plan. The Administrator (as defined below) has discretionary authority, subject only to the express provisions of the plan, to administer and interpret the plan and any awards; to determine eligibility for and grant awards; to determine the exercise price, base value from which appreciation is measured, or purchase price, if any, applicable to any award, to determine, modify, accelerate or waive the terms and conditions of any award; to determine the form of settlement of award (whether in cash, shares of common stock, other awards or other property); to prescribe forms, rules and procedures relating to the Amended Plan and awards; and to otherwise do all things necessary or desirable to carry out the purposes of the Amended Plan or any award. Determinations of the Administrator made with respect to the Amended Plan or any award are conclusive and bind all persons. The compensation committee may delegate certain of its powers under the Amended Plan to one or more of its members or members of our Board, our officers, or other employees or other persons. As used in this summary, “Administrator” refers to the compensation committee or its authorized delegates, as applicable.
Eligibility. Our employees, directors, consultants and advisors are eligible to receive awards under the Amended Plan. However, eligibility for incentive stock options is limited to our employees and employees of certain affiliates, and eligibility for other stock options and for SARs is limited to individuals providing direct services to the Company or certain subsidiaries of the Company on the date of grant. As of April 1, 2026, approximately 53 employees including all of our executive officers, eight non-employee directors, and approximately nine advisors or consultants would be eligible to participate in the Amended Plan.
Authorized Shares. Subject to adjustment as described below, the maximum number of shares of common stock that may be delivered in satisfaction of awards under our Amended Plan is 2,143,039 shares, plus an automatic annual increase, as of January 1st of each year during the term of the Amended Plan, beginning in 2025, equal to the lesser of (i) as of the close of business on the immediately preceding December 31st, five percent (5%) of the sum of (a) the number of shares of our common stock issued and outstanding, and (b) the number of shares of our common stock issuable pursuant to the exercise of any outstanding pre-funded warrants to acquire shares of our common stock for a nominal exercise price, and (ii) the number of shares determined by the Board on or prior to such date for such year (the maximum number of shares, as increased, the “Share Pool”). Up to 12,858,238 shares from the Share Pool may be delivered in satisfaction of ISOs. The following rules apply in respect of the Share Pool:
•Any shares of stock underlying awards settled in cash or that expire, become unexercisable, terminate, or are forfeited to or repurchased by the Company without the issuance of shares will not reduce the Share Pool.
•Only shares delivered in settlement of a SAR, any portion of which is settled in stock, will reduce the Share Pool.

•Any shares withheld in satisfaction of the exercise or purchase price or tax withholding obligations will not reduce the Share Pool.
•Shares issued in substitution for equity awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition will not reduce the Share Pool.
•Shares that may be delivered under the Amended Plan may be authorized but unissued shares, treasury shares or previously issued shares acquired by the Company. The closing price of our common stock as reported on the Nasdaq Global Market on April 1, 2026 was $4.46 per share.
Director Limits. The aggregate value of all compensation granted or paid to any non-employee director for his or her service on the Board of Directors with respect to any calendar year, including awards granted under the Amended Plan and cash fees or other compensation paid by the Company to such non-employee outside of the Amended Plan may not exceed $750,000 in the aggregate ($1,000,000 in the aggregate with respect to a non-employee director’s first year of service on the Board of Directors). The limitation will not apply to any compensation granted or paid to a non-employee director for his or her services to the Company or a subsidiary other than as a non-employee director, including, without limitation, as a consultant or advisor to the Company or a subsidiary.
Types of Awards. The Amended Plan provides for the grant of incentive stock options, non-statutory stock options, SARs, restricted stock awards, restricted stock units and other stock-based awards. Dividends or dividend equivalents may also be provided in connection with awards under the Amended Plan.
•Stock options and SARs. The Administrator may grant stock options, including incentive stock options, and SARs. A stock option is a right entitling the holder to acquire shares of our common stock upon payment of the applicable exercise price. A SAR is a right entitling the holder upon exercise to receive an amount (payable in cash or shares of equivalent value) equal to the excess of the closing price of the shares subject to the right over the base value from which appreciation is measured. The exercise price of each stock option, and the base value of each SAR, granted under the Amended Plan may not be less than one hundred percent (100%) of the closing price of a share on the date of grant (or the immediately preceding date on which a closing price was reported if there is no closing price on the date of grant). Announcements or developments shortly following a grant date may cause the closing or other price of a share to rise. Other than in connection with certain corporate transactions (such as a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or other exchange of shares), stock options and SARs granted under the Amended Plan may not be repriced, amended to provide for a lower exercise price or base value, or canceled in exchange for new stock options or SARs having a lower exercise price or base value, nor may any consideration be paid upon the cancellation of any stock options or SARs that have a per share exercise or base price greater than the value of a share on the date of such cancellation, in each case, without stockholder approval. Each stock option and SAR will have a maximum term of not more than ten years from the date of grant.
•Restricted and unrestricted stock and stock units. The Administrator may grant awards of shares, stock units, restricted stock and restricted stock units. A stock unit is an unfunded and unsecured promise, denominated in shares, to deliver shares or cash measured by the value of shares in the future, and a restricted stock unit is a stock unit that is subject to the satisfaction of specified performance or other vesting conditions. Restricted stock is an award of shares subject to restrictions requiring that they be redelivered or forfeited to the Company if specified conditions are not satisfied.
•Performance awards. The Administrator may grant awards subject to performance vesting conditions and such other terms and conditions as may be determined by the Administrator.
•Other share-based awards. The Administrator may grant other awards that are convertible into or otherwise based on our common stock, subject to such terms and conditions as may be determined by the Administrator.
•Substitute awards. The Administrator may grant substitute awards in connection with certain corporate transactions, which may have terms and conditions that are inconsistent with the terms and conditions of the Amended Plan.

Vesting; Terms of Awards. The Administrator determines the terms of all awards granted under the Amended Plan, including the time or times an award vests or becomes exercisable, the terms on which an award remains exercisable, and the effect of termination of a participant’s employment or service on an award. The Administrator may at any time accelerate the vesting or exercisability of an award.
Transferability of Awards. Except as the Administrator may otherwise determine, awards may not be transferred other than by will or by the laws of descent and distribution.
Effect of Certain Transactions. In the event of certain covered transactions (including the consummation of a consolidation, merger or similar transaction, the sale of all or substantially all of our assets or shares of our common stock, or our dissolution or liquidation), the Administrator may, with respect to outstanding awards, provide for (in each case, on such terms and subject to such conditions as it deems appropriate):
•The assumption, substitution or continuation of some or all awards (or any portion thereof) by the acquiror or surviving entity;
•The acceleration of exercisability or delivery of shares in respect of any award, in full or in part; and/or
•The cash payment in respect of some or all awards (or any portion thereof) equal to the difference between the value of the shares subject to the award and its exercise or base price, if any.
•Except as the Administrator may otherwise determine, each award will automatically terminate or be forfeited immediately upon the consummation of the covered transaction, other than awards that are substituted for, assumed, or that continue following the covered transaction.
Adjustment Provisions. In the event of certain corporate transactions, including a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in our capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Amended Plan, the number and kind of securities subject to, and, if applicable, the exercise or purchase prices (or base values) of outstanding awards, and any other provisions affected by such event.
Clawback. The Administrator may cancel, rescind or otherwise limit or restrict awards if a participant is not in compliance with the provisions of the Amended Plan or the applicable award agreement or if the participant breaches any restrictive covenant agreement with the Company or otherwise competes with the Company, and may recover any awards or payments or shares received in respect of awards or gain in respect of any award in accordance with any applicable Company clawback or recoupment policy or policies, including our Policy for Recoupment of Incentive Compensation.
Amendments and Termination; Term. The Administrator may at any time amend the Amended Plan or any outstanding award and may at any time terminate the Amended Plan as to future awards. However, except as expressly provided in the Amended Plan, the Administrator may not alter the terms of an award so as to materially and adversely affect a participant's rights without the participant's consent (unless the Administrator expressly reserved the right to do so in the Amended Plan or at the time the award was granted). Any amendments to the Amended Plan will be conditioned on stockholder approval to the extent required by applicable law or stock exchange requirements.
No awards may be made under the Amended Plan after October 2, 2034, but previously granted awards may continue beyond that date in accordance with their terms.
Federal Income Tax Consequences

The following is a summary of some of the material federal income tax consequences associated with the grant and exercise of awards under the Amended Plan under current federal tax laws and certain other tax considerations associated with awards under the Amended Plan. This summary deals with the general tax principles that apply and is provided only for general information. Certain types of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality.

The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances. This summarized tax information is not tax advice.
Restricted Stock. A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company. However, a participant may make an election under Section 83(b) of the Code to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A Section 83(b) election must be made not later than 30 days after the transfer of the shares to the participant and must satisfy certain other requirements. A participant who makes an effective Section 83(b) election will realize ordinary income equal to the value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company. If a participant makes an effective Section 83(b) election, no additional income results by reason of the lapsing of the restrictions.
For purposes of determining capital gain or loss on a sale of shares awarded under the Amended Plan, the holding period in the shares begins when the participant realizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective Section 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount realized (if any) in connection with the forfeiture.
Incentive Stock Options. In general, a participant realizes no taxable income upon the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may result in an alternative minimum tax liability to the participant. With some exceptions, a disposition of shares purchased under an incentive stock option within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized on the disposition is treated as a capital gain, for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss, for which the Company is not entitled to a deduction.
Non-Statutory Stock Options. In general, a participant has no taxable income upon the grant of a non-statutory stock option but realizes income in connection with the exercise of the option in an amount equal to the excess (at time of exercise) of the value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the Company is not entitled to a deduction. An incentive stock option that is exercised more than three months after termination of employment (other than termination by reason of death) is generally treated as a non-statutory stock option. Incentive stock options are also treated as non-statutory stock options to the extent they first become exercisable by an individual in any calendar year for shares having a value (determined as of the date of grant) in excess of $100,000.
SARs. The grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the value of any stock received. A corresponding deduction is generally available to the Company.
Restricted Stock Units. The grant of a restricted stock unit does not itself result in taxable income. Instead, the participant is taxed upon delivery of the underlying shares (and a corresponding deduction is generally available to the Company). If the shares delivered are restricted for tax purposes, the participant will be subject to the rules described above for restricted stock.
Certain Change of Control Payments. Under Section 280G of the Code, the vesting or accelerated exercisability of stock options or the vesting and payment of other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments contingent on the change of control in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards, may be subject to an additional 20% federal tax and may be non-deductible to the Company.

New Plan Benefits

Because the grant of awards under the Amended Plan is within the discretion of the Administrator, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Amended Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Amended Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2025: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.

Name and Position	Number of Stock Options
Josh Mandel-Brehm, President and Chief Executive Officer	585,000
Kelly Gold, Chief Financial Officer	270,000
Yuri Maricich, MD, Chief Medical Officer	270,000
Executive Group	1,300,500
Non-Executive Director Group	80,574
Non-Executive Officer Employee Group	872,300
Total	2,253,374

Interests of Certain Persons in this Proposal

Our executive officers and members of our Board have an interest in this proposal by virtue of their being eligible to receive equity awards under the Amended Plan.
It is not possible to determine the benefits that will be received by participants in the Amended Plan, including our named executive officers and our non-employee directors, in the future because all grants are made in the discretion of our Board or our compensation committee. Neither our Board nor our compensation committee has approved any awards that are conditioned upon stockholder approval of the Amended Plan.
Other than as described herein, we do not believe that our executive officers or directors have substantial interests in this proposal that are different from or greater than those of any other of our stockholders.
Equity Compensation Plan Information

See below under the heading “Securities Authorized for Issuance Under Equity Compensation Plans” for information as of December 31, 2025 with respect to shares of common stock that may be issued under our equity compensation plans.
OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE AMENDMENT NO. 1 TO THE CAMP4 THERAPEUTICS CORPORATION 2024 EQUITY INCENTIVE PLAN, AND PROXIES SOLICITED BY OUR BOARD WILL BE VOTED IN FAVOR THEREOF, UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding beneficial ownership of our capital stock as of April 1, 2026 by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•each of our directors;
•our named executive officers; and
•all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. Under these rules, beneficial ownership includes any shares of common stock as to which the individual or entity has sole or shared voting power or investment power. Percentage ownership of our common stock is based on 51,925,800 shares of common stock outstanding as of April 1, 2026. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to pre-funded warrants or options held by such person that are currently exercisable or will become exercisable within 60 days of April 1, 2026 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless noted otherwise, the address of all listed stockholders is c/o One Kendall Square, Building 1400 West, 3rd Floor, Cambridge, Massachusetts 02139.
Except as indicated by the footnotes below, we believe, based on information furnished to us, that each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders:
Janus Henderson Group plc(1)	6,307,636	12.15%
Entities affiliated with 5AM Ventures(2)	5,869,091	11.30%
Coastlands Capital Partners LP(3)	5,432,445	9.99%
Entities affiliated with FMR LLC(4)	4,918,243	9.47%
Entities affiliated with Vivo Opportunity Fund(5)	4,246,568	8.18%
Entities affiliated with Polaris Partners(6)	3,932,251	7.57%

Directors and Named Executive Officers:
Josh Mandel-Brehm(7)	803,690	1.53%
Kelly Gold(8)	230,108	*
Yuri Maricich, MD(9)	92,020	*
Douglas Williams, PhD(10)	9,418	*
Michael Higgins(11)	43,227	*
Steven Holtzman(12)	189,221	*
Michael MacLean(13)	1,556	*
Amir Nashat, ScD(14)	3,932,251	7.57%
Andrew J. Schwab(15)	5,869,091	11.30%
Murray Stewart, DM FRCP(16)	6,917	*
Richard Young, PhD(17)	265,172	*
All Executive Officers and Directors as a group (12 persons)(18)	11,483,874	21.69%
*Represents beneficial ownership of less than one percent.

(1)This information is based on a Schedule 13G filed by Janus Henderson Group plc on January 8, 2026, reporting ownership as of December 31, 2025. The shares reported under “Number of Shares Beneficially Owned” consists of 6,307,636 shares of common stock, and excludes 1,241,382 shares of common stock issuable upon the exercise of pre-funded warrants within 60 days of April 1, 2026, because such pre-funded warrants prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of the holder and its affiliates and any person whose beneficial ownership would be attributable to such entities, would exceed 9.99%. These shares may be deemed to be beneficially owned by Janus Henderson Investors US LLC. The address of the reporting person is 201 Bishopsgate, EC2M 3AE, United Kingdom.
(2)This information is based on a Schedule 13D/A filed jointly by 5AM Ventures VI, L.P. (“Ventures VI”), 5AM Partners VI, LLC (“Partners VI”), 5AM Ventures VII, L.P. (“Ventures VII”), 5AM Partners VII, LLC (“Partners VII”), 5AM Opportunities II, L.P. (“Opportunities II”), 5AM Opportunities II (GP), LLC (“Opportunities II GP”), Dr. Kush Parmar and Mr. Andrew J. Schwab on September 11, 2025, reporting ownership as of September 9, 2025. Consists of (i) 2,625,145 shares of common stock held by Ventures VI, (ii) 2,941,176 shares of common stock held by Ventures VII, and (iii) 302,770 shares of common stock held by Opportunities II (together with Ventures VI and Ventures VII, “5AM Ventures”). Partners VI serves as the sole general partner of Ventures VI, Partners VII serves as the sole general partner of Ventures VII, and Opportunities II GP serves as the sole general partner of Opportunities II. Dr. Kush Parmar and Mr. Andrew J. Schwab are the managing members of each of Partners VI, Partners VII, and Opportunities II GP and share voting and dispositive power over the shares held by Ventures VI, Ventures VII, and Opportunities II. The principal business address of 5AM Ventures is 4 Embarcadero Center, Suite 3110, San Francisco, California 94111.
(3)This information is based on a Schedule 13G/A filed by Coastlands Capital LP, Coastlands Capital Partners LP (“Coastlands Capital”), Coastlands Capital GP LLC (“Coastlands GP”), Coastlands Capital LLC (the “General Partner,” and together with Coastlands Capital, Coastlands Capital LP and Coastlands GP, the “Coastlands Entities”), and Matthew D. Perry on December 11, 2025, reporting ownership as of September 10, 2025, and on our warrant records. The shares reported under “Number of Shares Beneficially Owned” consist of 2,979,409 shares of common stock and 2,453,036 shares of common stock issuable upon the exercise of pre-funded warrants within 60 days of April 1, 2026, and excludes an additional 684,817 shares of common stock issuable upon the exercise of pre-funded warrants within 60 days of April 1, 2026, because such pre-funded warrants prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of the holder and its affiliates and any person whose beneficial ownership would be attributable to such entities, would exceed 9.99%. Coastlands Capital LP is the investment adviser to Coastlands Capital and Coastlands GP is the general partner of Coastlands Capital. The General Partner is the general partner of Coastlands Capital LP. Matthew D. Perry is the control person of the Coastlands Entities. The Coastlands Entities and Mr. Perry each disclaim membership in a group. The Coastlands Entities and Mr. Perry also each disclaim beneficial ownership of the shares of Common Stock except to the extent of such entity or person’s pecuniary interest therein. The address and principal office of the Coastlands Entities and Mr. Perry is 601 California St., Suite 1210, San Francisco, CA 94108.
(4)This information is based on a Schedule 13G/A filed jointly by FMR LLC and Abigail P. Johnson on February 5, 2026, reporting ownership as of December 31, 2025. The shares of common stock listed in the table above are held by funds and accounts managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(5)This information is based on a Schedule 13G/A filed jointly by Vivo Opportunity Fund Holdings, L.P. (“Vivo”), Vivo Opportunity, LLC, Vivo Opportunity Cayman Fund, L.P. (“Vivo Cayman”), and Vivo Opportunity Cayman, LLC on February 13, 2026, reporting ownership as of December 31, 2025. Consists of (i) 3,856,991 shares of common stock held of record by Vivo, and (ii) 389,577 shares of common stock held of record by Vivo Cayman. Vivo Opportunity, LLC is the general partner of Vivo and may be deemed to share voting, investment and dispositive power over the shares held by Vivo. Vivo Opportunity Cayman, LLC is the general partner of Vivo Cayman and may be deemed to share voting, investment and dispositive power over the shares held by Vivo Cayman. The address of each of the individuals and entities referenced in this footnote is c/o Vivo Capital LLC, 192 Lytton Avenue, Palo Alto, California 94301.

(6)This information is based on a Schedule 13D/A filed jointly by Polaris Partners VII, L.P. (“PP VII”), Polaris Entrepreneurs’ Fund VII, L.P. (“PEF VII”), Polaris Partners X, L.P. (“PP X”), Polaris Management Co. VII, L.L.C. (“PMC VII”), Polaris Partners GP X, L.L.C. (“PPGP X”), Dr. Amir Nashat, Mr. Brian Chee, and Ms. Amy Shulman on September 11, 2025, reporting ownership as of September 9, 2025. Consists of (i) 2,825,500 shares of common stock held of record by PP VII, (ii) 197,661 shares of common stock held of record by PEF VII, and (iii) 909,090 shares of common stock held by PP X. PMC VII is the general partner of each of PP VII and PEF VII and may be deemed to have voting, investment and dispositive power with respect to the securities held by these entities. David Barrett, Brian Chee, Amir Nashat, ScD, a member of our Board, and Bryce Youngren (collectively, the “PMC VII Managing Members”) are the managing members of PMC VII and Ms. Schulman holds an interest in PMC VII. Each of the PMC VII Managing Members may be deemed to share voting, investment and dispositive power with respect to the securities held by PP VII and PEF VII. PPGP X is the general partner of PP X and may be deemed to have voting, investment and dispositive power with respect to the securities held by PP X. Mr. Chee and Ms. Schulman are the managing members of PPGP X (collectively, the “PPGP X Managing Members”) and Dr. Nashat holds an interest in PPGP X, and each of the PPGP X Managing Members and Dr. Nashat may be deemed to share voting, investment and dispositive power with respect to the securities held by PP X. The principal business address of each of the foregoing entities and individuals is One Marina Drive, 8th Floor, Boston, Massachusetts 02210.
(7)Consists of (i) 278,417 shares of common stock, and (ii) 525,273 shares of common stock underlying outstanding stock options exercisable within 60 days of April 1, 2026.
(8)Consists of (i) 67,877 shares of common stock and (ii) 162,231 shares of common stock underlying outstanding stock options exercisable within 60 days of April 1, 2026.
(9)Consists of (i) 6,060 shares of common stock and (ii) 85,960 shares of common stock underlying outstanding stock options exercisable within 60 days of April 1, 2026.
(10)Consists of (i) 2,501 shares of common stock and (ii) 6,917 shares of common stock underlying outstanding stock options exercisable within 60 days of April 1, 2026.
(11)Consists of (i) 28,739 shares of common stock and (ii) 14,488 shares of common stock underlying outstanding stock options exercisable within 60 days of April 1, 2026.
(12)Consists of (i) 108,946 shares of common stock and (ii) 80,275 shares of common stock underlying outstanding stock options exercisable within 60 days of April 1, 2026.
(13)Consists of 1,556 shares of common stock underlying outstanding stock options exercisable within 60 days of April 1, 2026.
(14)Consists of (i) 3,932,251 shares of common stock held by entities affiliated with Polaris Partners, as described in footnote 6.
(15)Consists of (i) 5,869,091 shares of common stock held by entities affiliated with 5AM Ventures, as described in footnote 2.
(16)Consists of 6,917 shares of common stock underlying outstanding stock options exercisable within 60 days of April 1, 2026.
(17)Consists of (i) 170,010 shares of common stock and (ii) 95,162 shares of common stock underlying outstanding stock options exercisable within 60 days of April 1, 2026.
(18)Includes 1,019,982 shares of common stock underlying outstanding stock options exercisable within 60 days of April 1, 2026.
Delinquent Section 16(a) Reports
Under Section 16(a) of the Exchange Act, directors, executive officers and beneficial owners of 10% or more of our common stock, or reporting persons, are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of copies of reports filed pursuant to Section 16(a), or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2025, all executive officers, directors and greater than 10% stockholders timely complied with all applicable filing requirements of Section 16(a), with the exception of (i) one late amendment to a Form 3 filing for Douglas Williams, PhD to report the inadvertent omission of certain shares of common stock from Dr. Williams’s original Form 3, and (ii) one late Form 4 for each of Josh Mandel-Brehm, Kelly Gold, Yuri Maricich, MD, and Daniel Tardiff, PhD, to report a grant of stock options to such executive officers.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides information as of December 31, 2025 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders
2016 Stock Option and Grant Plan	1,902,410	$7.88	—	(1)
2024 Equity Incentive Plan	2,309,231	$5.25	438,640	(2)
2024 Employee Stock Purchase Plan	—(3)	—	415,913	(4)
Equity compensation plans not approved by security holders	172,000	$5.26	—	(5)
Total	4,383,641	$6.39	854,553

(1)No further grants were made under the 2016 Stock Option and Grant Plan after the completion of our initial public offering in October 2024.
(2)The number of shares of our common stock reserved for issuance under the 2024 Plan will automatically increase on January 1 of each year from 2025 to 2034 by the lesser of (i) five percent of the number of shares of our common stock outstanding as of the close of business on the immediately preceding December 31 and (ii) the number of shares determined by our Board on or prior to such date for such year. Pursuant to the terms of the 2024 Plan, an additional 2,595,130 shares were added to the number of available shares, effective January 1, 2026.
(3)Does not include purchase rights accruing under the 2024 Employee Stock Purchase Plan (“ESPP”) because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the applicable purchase period.
(4)The number of shares of our common stock reserved for issuance under the ESPP will automatically increase on January 1 of each year from 2025 to 2034 by the lesser of (i) one percent of the number of shares of our common stock outstanding as of the close of business on the immediately preceding December 31 and (ii) the number of shares determined by our Board on or prior to such date for such year. Pursuant to the terms of the ESPP, an additional 519,026 shares were added to the number of available shares, effective January 1, 2026.
(5)Represents shares issuable upon exercise of inducement stock option grants made in accordance with Nasdaq Listing Rule 5635(c)(4), which permits the grant of equity awards to new employees as an inducement material to entering into employment without stockholder approval. Stock options granted as inducement awards generally have a four-year vesting schedule, with 25% of the shares subject to the option vesting on the first anniversary of the vesting commencement date and the remaining shares vesting in equal monthly installments over the subsequent 36 months, subject to continued employment through each vesting date. All inducement stock options have a ten-year term.

GENERAL MATTERS
Stockholder Proposals for Our 2027 Annual Meeting of Stockholders
Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year’s proxy statement, stockholder proposals pursuant to Rule 14a-8 under the Exchange Act must be received by our Secretary at CAMP4 Therapeutics Corporation, One Kendall Square, Building 1400 West, 3rd Floor, Cambridge, MA 02139 no later than December 24, 2026, which is one hundred and twenty (120) days prior to April 23, 2027.
Requirements for Stockholder Proposals or Director Nominations to Be Brought Before an Annual Meeting. Our bylaws provide that, for stockholder nominations to our Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary at CAMP4 Therapeutics Corporation, One Kendall Square, Building 1400 West, 3rd Floor, Cambridge, MA 02139. To be timely for the 2027 annual meeting, the stockholder’s notice must be delivered to us not later than the close of business on March 12, 2027 nor earlier than the close of business on February 10, 2027, which dates correspond with the ninetieth (90th) day and one hundred and twentieth (120th) day before the anniversary date of the 2026 annual meeting of stockholders, except that if the 2027 annual meeting of stockholders is more than thirty (30) days before or after the anniversary date of the previous year’s annual meeting, we must receive the notice not later than ten (10) days after the date on which the date of the 2027 annual meeting is first publicly disclosed. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2027 annual meeting.
In addition to satisfying the provisions in our bylaws relating to nominations of director candidates, including the deadline for written notices, to comply with the SEC’s universal proxy rule, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in compliance with Rule 14a-19 under the Exchange Act must provide notice that sets forth the information required by Rule 14a-19 no later than April 12, 2027.
Annual Report
Upon written request, we will provide without charge to each stockholder a copy of our Annual Report on Form 10-K filed with the SEC on March 5, 2026 for the fiscal year ended December 31, 2025. Please address all requests to:
Corporate Secretary
CAMP4 Therapeutics Corporation
One Kendall Square
Building 1400 West, 3rd Floor
Cambridge, MA 02139
Householding of Proxy Materials
SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family, unless we have received contrary instructions from one or more of the stockholders. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our notices, annual reports, proxy statements and information statements.
We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of the notice or proxy materials was delivered. You may make a written request by sending a notification to our Secretary at the address above, or an oral request by calling (617) 651-8867, in each case providing your name, your shared address and the address to which we should direct the additional copy of the notice or proxy materials. Multiple stockholders sharing an address who have received one copy of a mailing and would prefer us to mail each stockholder a separate copy of future mailings should contact us at our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through our principal executive offices. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

Appendix A
CAMP4 THERAPEUTICS CORPORATION

2024 EQUITY INCENTIVE PLAN

1.DEFINED TERMS

Exhibit A, which is incorporated by reference, defines certain terms used in the Plan and includes certain operational rules related to those terms.

2.PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock and Stock-based Awards.

3.ADMINISTRATION

The Plan will be administered by the Administrator. The Administrator has discretionary authority, subject only to the express provisions of the Plan, to administer and interpret the Plan and any Awards; to determine eligibility for and grant Awards; to determine the exercise price, base value from which appreciation is measured, or purchase price, if any, applicable to any Award, to determine, modify, accelerate or waive the terms and conditions of any Award; to determine the form of settlement of Awards (whether in cash, shares of Stock, other Awards or other property); to prescribe forms, rules and procedures relating to the Plan and Awards; and to otherwise do all things necessary or desirable to carry out the purposes of the Plan or any Award. Determinations of the Administrator made with respect to the Plan or any Award are conclusive and bind all persons.

4.LIMITS ON AWARDS UNDER THE PLAN

(a)    Number of Shares. Subject to adjustment as provided in Section 7(b), the maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan is 2,143,039 shares (the “Initial Share Pool”). The Initial Share Pool will automatically increase on January 1 of each year during the term of the Plan, beginning in 2025, by the lesser of (i) five percent (5%) of the number of shares of Stock outstanding as of the close of business on the immediately preceding December 31 and (ii) the number of shares of Stock determined by the Board on or prior to such date for such year (the Initial Share Pool, as it may be so increased, the “Share Pool”). Up to 12,858,238 shares of Stock from the Share Pool may be delivered in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan. For purposes of this Section 4(a), shares of Stock shall not be treated as delivered under the Plan, and will not reduce the Share Pool, unless and until, and to the extent, they are actually delivered to a Participant. Without limiting the generality of the foregoing, the number of shares of Stock delivered in satisfaction of Awards will be determined (i) by excluding shares of Stock withheld by the Company in payment of the exercise price or purchase price of the Award or in satisfaction of tax withholding requirements with respect to the Award; (ii) by including only the number of shares of Stock delivered in settlement of a SAR any portion of which is settled in Stock; and (iii) by excluding any shares of Stock underlying Awards settled in cash or that expire, become unexercisable, terminate or are forfeited to or repurchased by the Company without the delivery of Stock (or retention, in the case of Restricted Stock or Unrestricted Stock). For the avoidance of doubt, the Share Pool will not be increased by any shares of Stock delivered under the Plan that are subsequently repurchased using proceeds directly attributable to Stock Option exercises. The limits set forth in this Section 4(a) will be construed to comply with Section 422.

(b)    Substitute Awards. The Administrator may grant Substitute Awards under the Plan. To the extent consistent with the requirements of Section 422 and the regulations thereunder and other applicable legal requirements (including applicable stock exchange requirements), shares of Stock delivered in respect of Substitute Awards will be in addition to and will not reduce the Share Pool. Notwithstanding the foregoing or anything in Section 4(a) to the contrary, if any Substitute Award is settled in cash or expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company without the delivery (or retention, in the case of Restricted Stock or Unrestricted Stock) of Stock, the shares of Stock previously subject to such Award will not increase the Share Pool or otherwise be available for future grant under the Plan. The Administrator will determine the extent to which the terms and conditions of the Plan apply to Substitute Awards, if at all; provided, however, that Substitute Awards will not be subject to the limits described in Section 4(d) below.

(c)    Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock, treasury Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan, unless otherwise determined by the Administrator.

(d)    Director Limits. The aggregate value of all compensation granted or paid to any Director with respect to any calendar year, including Awards granted under the Plan and cash fees or other compensation paid by the Company to such Director outside of the Plan for his or her services as a Director during such calendar year, may not exceed $750,000 in the aggregate ($1,000,000 in the aggregate with respect to a Director’s first year of service on the Board), calculating the value of any Awards based on the grant date fair value in accordance with the Accounting Rules, assuming a maximum payout. For the avoidance of doubt, the limitation in this Section 4(d) will not apply to any compensation granted or paid to a Director for his or her services to the Company or a subsidiary other than as a Director, including, without limitation, as a consultant or adviser to the Company or a subsidiary.

5.ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among Employees and Directors of, and consultants and advisors to, the Company and its subsidiaries. Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for Stock Options, other than ISOs, and SARs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Award to the Company or to a subsidiary of the Company that would be described in the first sentence of Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations.

6.    RULES APPLICABLE TO AWARDS

(a)    All Awards

(1)    Award Provisions. The Administrator will determine the terms and conditions of all Awards, subject to the limitations provided herein. No term of an Award shall provide for automatic “reload” grants of additional Awards upon the exercise of an Option or SAR. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms and conditions of the Award and the Plan. Notwithstanding any provision of the Plan to the contrary, Substitute Awards may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2)    Term of Plan. No Awards may be made after ten (10) years from the Date of Adoption, but previously granted Awards may continue beyond that date in accordance with their terms.

(3)    Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution. During a Participant’s lifetime, ISOs and, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), SARs and NSOs may be exercised only by the Participant. The Administrator may permit the gratuitous transfer (i.e., transfer not for value) of Awards other than ISOs, subject to applicable securities and other laws and such terms and conditions as the Administrator may determine.

(4)    Vesting; Exercisability. The Administrator will determine the time or times at which an Award vests or becomes exercisable and the terms and conditions on which a Stock Option or SAR remains exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting and/or exercisability of an Award (or any portion thereof), regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Employment ceases:

(A)     Except as provided in (B) and (C) below, immediately upon the cessation of the Participant’s Employment each Stock Option and SAR (or portion thereof) that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate and each other Award that is then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not then vested will be forfeited.

(B)    Subject to (C) and (D) below, each Stock Option and SAR (or portion thereof) held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then vested and exercisable, will remain exercisable for the lesser of (i) a period of three (3) months following such cessation of Employment or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(C)    Subject to (D) below, each Stock Option and SAR (or portion thereof) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment due to his or her death or by the Company due to his or her Disability, to the extent then vested and exercisable, will remain exercisable for the lesser of (i) the one- (1) year period ending on the first anniversary of such cessation of Employment or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(D)    All Awards (whether or not vested or exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the termination is for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause (in each case, without regard to the lapsing of any required notice or cure periods in connection therewith).

(5)    Recovery of Compensation. The Administrator may provide in any case that any outstanding Award (whether or not vested or exercisable), the proceeds from the exercise or disposition of any Award or Stock acquired under any Award, and any other amounts received in respect of any Award or Stock acquired under any Award will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the Participant to whom the Award was granted is not in compliance with any provision of the Plan or any applicable Award, or any non-competition, non-solicitation, no-hire, non-disparagement, confidentiality, invention assignment, or other restrictive covenant by which he or she is bound. Each Award will be subject to any policy of the Company or any of its subsidiaries that relates to trading on non-public information and permitted transactions with respect to shares of Stock, including limitations on hedging and pledging. In addition, each Award will be subject (i) to recoupment to the extent a Participant is or becomes subject to the Company’s Policy for Recoupment of Incentive Compensation, as the same may be amended and in effect from time to time (the “Clawback Policy”), and (ii) to any other policy of the Company or any of its Affiliates that provides for forfeiture, disgorgement, or clawback with respect to incentive compensation that includes Awards under the Plan. Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees (or will be deemed to have agreed) to the terms of this Section 6(a)(5), the Clawback Policy and any other clawback, recoupment or similar policy of the Company or any of its subsidiaries and further agrees (or will be deemed to have further agreed) to cooperate fully with the Administrator, and to cause any and all permitted transferees of the Participant to cooperate fully with the Administrator, to effectuate any forfeiture or disgorgement described in this Section 6(a)(5). Neither the Administrator nor the Company nor any other person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection with this Section 6(a)(5).

(6)    Taxes. The grant of an Award and the issuance, delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon the full satisfaction by the Participant of all tax and other withholding requirements with respect to the Award. The Administrator will prescribe rules for the withholding of taxes and other amounts with respect to any Award as it deems necessary. Without limitation to the foregoing, the Company or any parent or subsidiary of the Company will have the authority and the right to deduct or withhold (by any means set forth herein or in an Award agreement), or require a Participant to remit to the Company or a parent or subsidiary of the Company, an amount sufficient to satisfy all U.S. and non-U.S. federal, state and local income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to participation in the Plan and any Award hereunder and legally applicable to the Participant and required by law to be withheld (including, any amount deemed by the Company, in its discretion, to be an appropriate charge to the Participant even if legally applicable to the Company or any parent or subsidiary of the Company). The Administrator, in its sole discretion, may hold back shares of Stock from an Award or permit a Participant to tender previously-owned shares of Stock in satisfaction of tax or other withholding requirements (but not in excess of the maximum withholding amount consistent with the Award being subject to equity accounting treatment under the Accounting Rules). Any amounts withheld pursuant to this Section 6(a) will be treated as though such payment had been made directly to the Participant. In addition, the Company may, to the extent permitted by law, deduct any such tax and other withholding amounts from any payment of any kind otherwise due to a Participant from the Company or any parent or subsidiary of the Company.

(7)    Dividend Equivalents. The Administrator may provide for the payment of amounts (on terms and subject to such restrictions and conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award; provided, however, that (i) dividends or dividend equivalents relating to an Award that, at the dividend payment date, remains subject to a risk of forfeiture (whether service-based or performance-based) shall be subject to the same risk of forfeiture as applies to the underlying Award, and (ii) no dividends or dividend equivalents shall be payable with respect to Stock Options or SARs. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the applicable requirements of Section 409A.

(8)    Rights Limited. Nothing in the Plan or any Award will be construed as giving any person the right to be granted an Award or to continued employment or service with the Company or any of its subsidiaries, or any rights as a stockholder except as to shares of Stock actually delivered under the Plan. The loss of existing or potential profit in any Award will not constitute an element of damages in the event of a termination of a Participant’s Employment for any reason, even if the termination is in violation of an obligation of the Company or any of its subsidiaries to the Participant.

(9)    Coordination with Other Plans. Shares of Stock and/or Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or any of its subsidiaries. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or any of its subsidiaries may be settled in Stock (including, without limitation, Unrestricted Stock) under the Plan if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available for delivery under the Plan in accordance with the rules set forth in Section 4).

(10)    Section 409A

(A)    Without limiting the generality of Section 11(b) hereof, each Award will contain such terms as the Administrator determines and will be construed and administered such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.

(B)    Notwithstanding anything to the contrary in the Plan or any Award agreement, the Administrator may unilaterally amend, modify or terminate the Plan or any outstanding Award, including, without limitation, changing the form of the Award, if the Administrator determines that such amendment, modification or termination is necessary or desirable to avoid the imposition of an additional tax, interest or penalty under Section 409A.

(C)    If a Participant is determined on the date of the Participant’s termination of Employment to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then, with regard to any payment that is considered nonqualified deferred compensation under Section 409A, to the extent applicable, payable on account of a “separation from service”, such payment will be made or provided on the date that is the earlier of (i) the first business day following the expiration of the six- (6) month period measured from the date of such “separation from service” and (ii) the date of the Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 6(a)(10)(C) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) will be paid, without interest, on the first business day following the expiration of the Delay Period in a lump sum and any remaining payments due under the Award will be paid in accordance with the normal payment dates specified for them in the applicable Award agreement.

(D)     For purposes of Section 409A, each payment made under the Plan or any Award will be treated as a separate payment.

(E)    With regard to any payment considered to be nonqualified deferred compensation under Section 409A, to the extent applicable, that is payable upon a change in control of the Company or other similar event, to the extent required to avoid the imposition of an additional tax, interest or penalty under Section 409A, no amount will be payable unless such change in control constitutes a “change in control event” within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations.

(b)    Stock Options and SARs

(1)    Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise in a form acceptable to the Administrator that is signed by the appropriate person and accompanied by any payment required under the Award. The Administrator may limit or restrict the exercisability of any Stock Option or SAR in its discretion, including in connection with any Covered Transaction. Any attempt to exercise a Stock Option or SAR by any person other than the Participant will not be given effect unless the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.

(2)    Exercise Price. The exercise price (or the base value from which appreciation is to be measured) per share of each Award requiring exercise must be no less than one hundred percent (100%) (in the case of an ISO granted to a ten percent (10%) stockholder within the meaning of Section 422(b)(6) of the Code, one hundred ten percent (110%)) of the Fair Market Value of a share of Stock, determined as of the date of grant of the Award, or such higher amount as the Administrator may determine in connection with the grant.

(3)    Payment of Exercise Price. Where the exercise of an Award (or portion thereof) is to be accompanied by payment, payment of the exercise price must be made by cash or check acceptable to the Administrator or, if so permitted by the Administrator and if legally permissible, through the delivery of previously acquired unrestricted shares of Stock, or the withholding of unrestricted shares of Stock otherwise deliverable upon exercise, in either case that have a Fair Market Value equal to the exercise price; (ii) through a broker-assisted cashless exercise program acceptable to the Administrator; (iii) by other means acceptable to the Administrator; or (iv) by any combination of the foregoing permissible forms of payment. The delivery of previously acquired shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(4)    Maximum Term. The maximum term of Stock Options and SARs must not exceed ten (10) years from the date of grant (or five (5) years from the date of grant in the case of an ISO granted to a ten percent (10%) stockholder described in Section 6(b)(2) above).

(5)    No Repricing. Except in connection with a corporate transaction involving the Company (which term includes, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares) or as otherwise contemplated by Section 7 below, the Company may not, without obtaining stockholder approval, (i) amend the terms of outstanding Stock Options or SARs to reduce the exercise price or base value of such Stock Options or SARs; (ii) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs that have an exercise price or base value that is less than the exercise price or base value of the original Stock Options or SARs; or (iii) cancel outstanding Stock Options or SARs that have an exercise price or base value greater than the Fair Market Value of a share of Stock on the date of such cancellation in exchange for cash or other consideration.

7.    EFFECT OF CERTAIN TRANSACTIONS

(a)    Mergers, etc. Except as otherwise expressly provided in an Award agreement or other agreement or by the Administrator, the following provisions will apply in the event of a Covered Transaction:

(1)    Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for (i) the assumption or continuation of some or all outstanding Awards or any portion thereof; or (ii) the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(2)    Cash-Out of Awards. Subject to Section 7(a)(5) below, the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof (including only the vested portion thereof, with the unvested portion terminating as provided in Section 7(a)(4) below), equal in the case of each applicable Award or portion thereof to the excess, if any, of (i) the Fair Market Value of one (1) share of Stock multiplied by the number of shares of Stock subject to the Award or such portion, minus (ii) the aggregate exercise or purchase price, if any, of such Award or such portion thereof (or, in the case of a SAR, the aggregate base value above which appreciation is measured), in each case, on such payment and other terms and subject to such conditions (which need not be the same as the terms and conditions applicable to holders of Stock generally) as the Administrator determines, including that any amounts paid in respect of such Award in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate. For the avoidance of doubt, if the per-share exercise or purchase price (or base value) of an Award or portion thereof is equal to or greater than the Fair Market Value of one (1) share of Stock, such Award or portion may be cancelled with no payment due hereunder or otherwise in respect thereof.

(3)    Acceleration of Certain Awards. Subject to Section 7(a)(5) below, the Administrator may provide that any Award requiring exercise will become exercisable, in full or in part, and/or that the delivery of any shares of Stock remaining deliverable under any outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated, in full or in part, in each case, on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following the exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.

(4)    Termination of Awards upon Consummation of Covered Transaction. Except as the Administrator may otherwise determine, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) immediately upon the consummation of the Covered Transaction, other than (i) any Award that is assumed, continued or substituted for pursuant to Section 7(a)(1) above, and any Award that by its terms, or as a result of action taken by the Administrator, continues following the Covered Transaction.

(5)    Additional Limitations. Any share of Stock and any cash or other property or other award delivered pursuant to Section 7(a)(1), Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate, including to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or an acceleration under Section 7(a)(3) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(6)    Uniform Treatment. For the avoidance of doubt, the Administrator need not treat Participants or Awards (or portions thereof) in a uniform manner, and may treat different Participants and/or Awards differently, in connection with a Covered Transaction.

(b)    Changes in and Distributions with Respect to Stock

(1)    Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of the Accounting Rules, the Administrator shall make appropriate adjustments to the maximum number of shares of Stock specified in Section 4(a) that may be delivered under the Plan and to the limits described in Section 4(d), and shall make appropriate adjustments to the number and kind of shares of stock or securities underlying Awards then outstanding or subsequently granted, any exercise or purchase prices (or base values) relating to Awards and any other provision of Awards affected by such change.

(2)    Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Sections 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan or any Award.

(3)    Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.    LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to the exercise of an Award or the delivery of shares of Stock under an Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law. Any Stock delivered to Participants under the Plan will be evidenced in such manner as the Administrator determines appropriate, including book-entry registration or delivery of stock certificates. In the event that the Administrator determines that stock certificates will be issued in connection with Stock issued under the Plan, the Administrator may require that such certificates bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending the lapse of the applicable restrictions.

9.    AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by applicable law, and may at any time terminate the Plan as to any future grants of Awards; provided, however, that except as otherwise expressly provided in the Plan or the applicable Award, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so in the Plan or at the time the applicable Award was granted. Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by applicable law (including the Code) or stock exchange requirements, as determined by the Administrator. For the avoidance of doubt, without limiting the Administrator’s rights hereunder, no adjustment to any Award pursuant to the terms of Section 7 or Section 12 will be treated as an amendment requiring a Participant’s consent.

10.    OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not affect the right of the Company or any of its subsidiaries to grant any person bonuses or other compensation in addition to Awards under the Plan.

11.    MISCELLANEOUS

(a)    Waiver of Jury Trial. By accepting or being deemed to have accepted an Award under the Plan, each Participant waives (or will be deemed to have waived), to the maximum extent permitted under applicable law, any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan or any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees (or will be deemed to have agreed) that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting or being deemed to have accepted an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit any dispute arising under the terms of the Plan or any Award to binding arbitration or as limiting the ability of the Company to require any individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

(b)    Limitation of Liability. Notwithstanding anything to the contrary in the Plan or any Award, neither the Company, nor any of its subsidiaries, nor the Administrator, nor any person acting on behalf of the Company, any of its subsidiaries, or the Administrator, will be liable to any Participant, to any permitted transferee, to the estate or beneficiary of any Participant or any permitted transferee, or to any other person by reason of any acceleration of income, any additional tax, or any penalty, interest or other liability asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to any Award.

(c)    Unfunded Plan. The Company’s obligations under the Plan are unfunded, and no Participant will have any right to specific assets of the Company in respect of any Award. Participants will be general unsecured creditors of the Company with respect to any amounts due or payable under the Plan.

12.    ESTABLISHMENT OF SUB-PLANS

The Administrator may at any time and from time to time (including before or after an Award is granted) establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan for Participants based outside of the U.S. and/or subject to the laws of countries other than the U.S., including by establishing one or more sub-plans, supplements or appendices under the Plan or any Award agreement for the purpose of complying or facilitating compliance with non-U.S. laws or taking advantage of tax favorable treatment or for any other legal or administrative reason determined by the Administrator. Any such sub-plan, supplement or appendix may contain (i) such limitations on the Administrator’s discretion under the Plan and (ii) such additional or different terms and conditions, in each case, as the Administrator deems necessary or desirable, and will be deemed to be part of the Plan but will apply only to Participants within the group to which the sub-plan, supplement or appendix applies (as determined by the Administrator); provided, however, that no sub-plan, supplement, appendix, rule or regulation established pursuant to this provision shall increase Share Pool.

13.    GOVERNING LAW

(a)    Certain Requirements of Corporate Law. Awards and shares of Stock will be granted, issued and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case, as determined by the Administrator.

(b)    Other Matters. Except as otherwise provided by the express terms of an Award agreement, under a sub-plan described in Section 12 or as provided in Section 13(a) above, the domestic substantive laws of the Commonwealth of Massachusetts govern the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(c)    Jurisdiction. Subject to Section 11(a) and except as may be expressly set forth in an Award agreement, by accepting (or being deemed to have accepted) an Award, each Participant agrees or will be deemed to have agreed to (i) submit irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (ii) not commence any suit, action or other proceeding arising out of or based upon the Plan or any Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts; and (iii) waive, and not assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that he or she is not subject personally to the jurisdiction of the above-named courts that his or her property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or any Award or the subject matter thereof may not be enforced in or by such court.

* * * *

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, have the meanings and are subject to the provisions set forth below:

“Accounting Rules”: Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision.

“Administrator”: The Compensation Committee, except with respect to such matters that are not delegated to the Compensation Committee by the Board (whether pursuant to committee charter or otherwise). The Compensation Committee (or the Board, with respect to such matters over which it retains authority under the Plan or otherwise) may delegate (i) to one or more of its members (or one or more other members of the Board) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers or other Employees of the Company the power to grant Awards to the extent permitted by Section 152 or 157(c) of the Delaware General Corporation Law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. For purposes of the Plan, the term “Administrator” will include the Board, the Compensation Committee, and the person or persons delegated authority under the Plan to the extent of such delegation, as applicable.

“Award”: Any or a combination of the following:

(i)    Stock Options.

(ii)    SARs.

(iii)    Restricted Stock.

(iv)    Unrestricted Stock.

(v)    Stock Units, including Restricted Stock Units.

(vi)    Performance Awards.

(vii)    Awards (other than Awards described in (i) through (vi) above) that are convertible into or otherwise based on Stock.

“Board”: The board of directors of the Company.

“Cause”: In the case of any Participant who is subject to a currently effective employment agreement with the Company (or one of its affiliates) containing a definition of “Cause”, the definition of “Cause” as provided for in such agreement; and with respect to any other Participant, (i) the Participant’s dishonest statements or acts with respect to the Company or any affiliate of the Company, or any current or prospective customers, suppliers vendors or other third parties with which the Company, or any affiliate, does business; (ii) the Participant’s commission of (A) a felony or (B) any crime involving moral turpitude, deceit, dishonesty or fraud; (iii) the Participant’s failure to perform his or her assigned duties and responsibilities to the reasonable satisfaction of the Company which failure continues, in the reasonable judgment of the Company, after written notice given to the Participant by the Company; (iv) the Participant’s gross negligence, willful misconduct or insubordination with respect to the Company or any affiliate of the Company; (v) a violation by a Participant of the code of conduct of the Company or any of its affiliates or of any material policy of the Company or any of its affiliates, or of any statutory or common law duty of loyalty to the Company or any of its affiliates; (vi) the Participant’s material breach of any of the terms of the Plan or any Award made under the Plan, or the Participant’s material violation of any provision of any agreement(s) between the Participant and the Company, including any such agreements relating to noncompetition, nonsolicitation, nondisclosure and/or assignment of inventions; or (vii) any other conduct by a Participant that could be expected to be harmful to the business, interests or reputation of the Company.

“Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect, including any applicable regulations and guidance thereunder.

“Company”: CAMP4 Therapeutics Corporation, a Delaware corporation.

“Compensation Committee”: The compensation committee of the Board.

“Covered Transaction”: Any of (i) a consolidation, merger or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert; (ii) a sale or transfer of all or substantially all the Company’s assets; or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

“Date of Adoption”: The earlier of the date the Plan was approved by the Company’s stockholders or adopted by the Board, as determined by the Compensation Committee.

“Director”: A member of the Board who is not an Employee.

“Disability”: In the case of any Participant who is subject to a currently effective employment agreement with the Company (or one of its affiliates) that contains a definition of “Disability” (or a corollary term), the definition set forth in such agreement applies with respect to such Participant for purposes of the Plan for so long as such agreement is in effect. In every other case, “Disability” means, as determined by the Administrator, absence from work due to a disability for a period in excess of ninety (90) days in any twelve- (12) month period that would entitle the Participant to receive benefits under the Company’s long-term disability program as in effect from time to time (if the Participant were a participant in such program).

“Employee”: Any person who is employed by the Company or any of its subsidiaries.

“Employment”: A Participant’s employment or other service relationship with the Company or any of its subsidiaries. Employment will be deemed to continue, unless the Administrator otherwise determines, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to, the Company or any of its subsidiaries. If a Participant’s employment or other service relationship is with any subsidiary of the Company and that entity ceases to be a subsidiary of the Company, the Participant’s Employment will be deemed to have terminated when the entity ceases to be a subsidiary of the Company unless the Participant transfers Employment to the Company or one of its remaining subsidiaries. Notwithstanding the foregoing, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations, after giving effect to the presumptions contained therein) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election will be deemed a part of the Plan.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Fair Market Value”: As of a particular date, (i) the closing price for a share of Stock reported on the Nasdaq Global Market (or any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported; or (ii) in the event that the Stock is not traded on a national securities exchange, the fair market value of a share of Stock determined by the Administrator consistent with the rules of Section 422 and Section 409A to the extent applicable.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO in the applicable Award agreement.

“NSO”: A Stock Option that is not intended to be an “incentive stock option” within the meaning of Section 422.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to performance vesting conditions, which may include Performance Criteria.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. A Performance Criterion and any targets with respect thereto need not be based upon an increase, a positive or improved result or avoidance of loss and may be applied to a Participant individually, or to a business unit or division of the Company or to the Company as a whole. A Performance Criterion may also be based on individual performance and/or subjective performance criteria. The Administrator may provide that one or more of the Performance Criteria applicable to such Award will be adjusted in a manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”: The CAMP4 Therapeutics Corporation 2024 Equity Incentive Plan, as from time to time amended and in effect.

“Restricted Stock”: Stock subject to restrictions requiring that it be forfeited, redelivered or offered for sale to the Company if specified performance or other vesting conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or of cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the Fair Market Value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”: Section 409A of the Code and the regulations thereunder.

“Section 422”: Section 422 of the Code and the regulations thereunder.

“Stock”: Common stock of the Company, par value $0.0001 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Substitute Awards”: Awards granted under the Plan in substitution for one or more equity awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

Appendix B
Form of Amendment No. 1 to the
CAMP4 Therapeutics Corporation 2024 Equity Incentive Plan
In accordance with Section 9 of the CAMP4 Therapeutics Corporation (the “Company”) 2024 Equity Incentive Plan (the “Plan”), the Plan is hereby amended as follows, subject to approval of the Company’s stockholders:

1.The second sentence of Section 4(a) of the Plan is hereby deleted and replaced as follows:

The Initial Share Pool will automatically increase on January 1 of each year during the term of the Plan, beginning in 2025, by the lesser of (i) five percent (5%) of the Outstanding Shares as of the close of business on the immediately preceding December 31, and (ii) the number of shares of Stock determined by the Board on or prior to such date for such year (the Initial Share Pool, as it may be so increased, the “Share Pool”).

2.Exhibit A of the Plan is hereby amended to include the following as a new defined term:

“Outstanding Shares”: As of a specified date, the sum of (a) the number of shares of Stock issued and outstanding, and (b) the number of shares of Stock issuable pursuant to the exercise of any outstanding pre-funded warrants to acquire Stock for a nominal exercise price.

This Amendment No. 1 to the Plan (this “Amendment”) constitutes an integral part of the Plan. For all purposes of this Amendment, capitalized terms used herein without definition shall have the meanings specified in the Plan, as the Plan shall be in effect on the date hereof after giving effect to the Amendment.

Except as set forth herein, all of the terms and conditions of the Plan, as in effect prior to the effectiveness of this Amendment, shall continue to remain in full force and effect as originally stated therein.

ADOPTED BY BOARD OF DIRECTORS: March 18, 2026

SCAN TO
VIEW MATERIALS & VOTE

CAMP4 THERAPEUTICS CORPORATION
ONE KENDALL SQUARE
KENDALL SQUARE BUILDING 1400, 3RD FLOOR
CAMBRIDGE, MASSACHUSETTS 02139

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 9, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CAMP2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 9, 2026. Have your proxy card in hand when you call and then follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V93532-P46883

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CAMP4 THERAPEUTICS CORPORATION

The Board of Directors recommends you vote FOR the following nominees:

Nominees:	For	Against	Abstain
1a. Steven Holtzman	☐	☐	☐
1b. Murray Stewart, DM FRCP	☐	☐	☐
1c. Richard Young, PhD	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting or any continuation, postponement, or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 10, 2026:
The Notice, Proxy Statement and 2025 Annual Report are available at www.proxyvote.com.

V93533-P46883

CAMP4 THERAPEUTICS CORPORATION
Annual Meeting of Stockholders
June 10, 2026, at 11:00 AM ET
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Josh Mandel-Brehm and Kelly Gold, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of CAMP4 THERAPEUTICS CORPORATION that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM ET on June 10, 2026, virtually via live webcast on the Internet at www.virtualshareholdermeeting.com/CAMP2026, and any adjournment, continuation, or postponement thereof.

Such proxies are authorized to vote in their discretion (X) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (Y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the meeting or any adjournment, continuation, or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side.